                                                               EXHIBIT (4d)


                               RUSSELL CORPORATION

                                 AMENDMENT NO. 9


                                                          As of January 31, 2002


The Prudential Insurance Company of America
Four Gateway Center
100 Mulberry Street
Newark, NJ 07102

Ladies and Gentlemen:

         Russell Corporation, an Alabama corporation (hereinafter, the "COMPANY"), together with its successors and assigns, agrees with you as follows:

1.       PRIOR NOTE ISSUANCE.

         The Company issued and sold:

                  (A) One Hundred Million Dollars ($100,000,000) in aggregate principal amount of its Senior Notes due November 30, 2008 (as amended from time to time prior to the date hereof, the "EXISTING 1995 SENIOR NOTES," and as amended by this Amendment No. 9, the "1995 SENIOR NOTES") pursuant to that certain Note Agreement dated as of December 7, 1995, as amended by those various Letter Agreements dated November 17, 1998, June 5, 2001, as of June 30, 2001, September 17, 2001, an additional Letter Agreement dated September 17, 2001 (the "ADDITIONAL PRUDENTIAL LETTER"), October 15, 2001, November 29, 2001 and December 14, 2001, respectively (as in effect immediately prior to giving effect to the Amendments (as defined below) provided for hereby, the "EXISTING 1995 NOTE AGREEMENT").

                  (B) One Hundred Twenty-Five Million Dollars ($125,000,000) in aggregate principal amount of its Senior Notes due August 28, 2007 (as amended from time to time prior to the date hereof, the "EXISTING 1997 SENIOR NOTES," and together with the Existing 1995 Senior Notes, collectively, the "EXISTING SENIOR NOTES"; the Existing 1997 Notes as amended by this Amendment No. 9, the "1997 SENIOR NOTES," and together with the 1995 Senior Notes, collectively, the "SENIOR NOTES") pursuant to that certain Note Agreement dated as of August 28, 1997, as amended by those various Letter Agreements dated November 17, 1998, as of June 5, 2001, June 30, 2001, September 17, 2001, October 15, 2001, November 29,
         2001 and December 14, 2001, respectively, and the Additional Prudential Letter (as in effect immediately prior to giving effect to the Amendments (as defined below) provided for hereby, the "EXISTING 1997 NOTE AGREEMENT," and together with the Existing 1995 Note Agreement, collectively, the "EXISTING NOTE AGREEMENTS").


         The register for the registration and transfer of the Senior Notes indicates that The Prudential Insurance Company of America ("PRUDENTIAL") is currently the holder of the entire outstanding principal amount of the Senior Notes.

2.       DEFINED TERMS.

         Capitalized terms used herein and not otherwise defined herein have the meanings ascribed to them in the Existing Note Agreements as amended by this Amendment No. 9 (as so amended, the "NOTE AGREEMENTS").

3.       AMENDMENTS TO THE EXISTING NOTE AGREEMENTS AND EXISTING NOTES.

         Subject to Section 5, Prudential and the Company hereby agree to each of the amendments to the Existing Note Agreements and the Existing Notes as provided for by this Amendment No. 9 in the manner specified in Exhibit A. Such amendments are referred to herein, collectively, as the "AMENDMENTS."

4.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         To induce you to enter into this Amendment No. 9 and to consent to the Amendments, the Company represents and warrants as follows:

         4.1.     ORGANIZATION, POWER AND AUTHORITY, ETC.

         The Company is a corporation duly incorporated, validly existing and in good standing under the laws of Alabama and has all requisite corporate power and authority to enter into and perform its obligations under this Amendment No. 9.

         4.2.     SUBSIDIARIES.

         Schedule 4.2 attached hereto states the names of each of the Company's Subsidiaries and its jurisdiction of incorporation. All such Subsidiaries are directly or indirectly 100% owned by the Company. Each of the Company and the Subsidiaries has good and marketable title to all shares it purports to own of the stock of each Subsidiary, free and clear in each case of any Lien except for Liens granted pursuant to the Collateral Documents (defined in Section 5.2). All such shares have been duly issued and are fully paid and non-assessable.

         4.3.     LEGAL VALIDITY.

         The execution and delivery of this Amendment No. 9 by the Company and compliance by the Company with its obligations under this Amendment No. 9, the Note Agreements and the Notes (a) are within the corporate powers of the Company; (b) are legal and do not violate any provisions of any law or any order of any court or governmental authority or agency and do not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under the Articles of Incorporation or By-laws of the Company or any indenture or other agreement or instrument to which the Company is a party or by which it may be bound or result in the imposition of any Liens or encumbrances on any property of the Company; and (c) has been duly authorized by proper corporate action on the part of the Company and its stockholders (if necessary), executed and delivered by a duly authorized officer of the Company, and constitutes a legal, valid and binding obligation, contract and agreement of the Company, enforceable in accordance with its terms.

         4.4.     NO DEFAULTS.

         After giving effect to the Amendments set forth in this Amendment No. 9, no Default or Event of Default will exist.

         4.5.     COMPLIANCE WITH LAW.

                  (A) The execution, delivery and performance of this Amendment No. 9 by the Company and the compliance by the Company with all of the provisions of this Amendment No. 9, the Note Agreements and the Notes will not violate any law, ordinance, franchise, governmental rule or regulation to which it is subject (including, without limitation, any Environmental Law).

                  (B) Neither the Company nor any Subsidiary has failed to obtain any license, permit, franchise or other governmental authorization necessary to the ownership of its property or to the conduct of its business; which violation or failure to obtain would materially affect adversely the business, prospects, profits, properties or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or materially impair the ability of the Company to perform its obligations contained in the Amendment No. 9, the Note Agreements and the Notes.

                  (C) Neither the Company nor any Subsidiary is in default with respect to any order of any court or governmental authority or arbitration board or tribunal.

         4.6.     FULL DISCLOSURE.

         Neither the financial statements and other certificates previously provided to Prudential pursuant to the provisions of the Existing Note Agreements nor the statements made in this Amendment No. 9 nor any other written statements furnished by or on behalf of the Company to Prudential in connection with the proposal and negotiation of the Amendments, taken as a whole, contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein and herein not misleading. There is no fact relating to any event or circumstance that has occurred or arisen since December 31, 2000 that the Company has not publicly disclosed or has otherwise disclosed to Prudential in writing that has had or, so far as the Company can now foresee, will have a material adverse effect on the properties, business, prospects, profits or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole.

5.       EFFECTIVENESS OF AMENDMENTS.

         The Amendments shall become effective on the date (the "AMENDMENT NO. 9 EFFECTIVE DATE") upon which all of the following conditions precedent have been satisfied:

         5.1.     EXECUTION AND DELIVERY OF THIS AMENDMENT NO. 9.

         The Company and Prudential shall have executed and delivered a counterpart of this Amendment No. 9.

         5.2.     COLLATERAL DOCUMENTS.

         A fully executed Guarantee and Collateral Agreement ("COLLATERAL AGREEMENT") dated as of December 14, 2001 by and among the Company, Russell Financial Services, Inc., Russell Asset Management, Inc., RINTEL Properties, Inc., DeSoto Mills, Inc., Cross Creek Apparel, LLC, and Cross Creek Holdings, Inc. in favor of Wachovia Bank, N.A. as collateral agent ("COLLATERAL AGENT") for Prudential and the other Secured Parties (as that term is defined in the Intercreditor Agreement) in the form of Exhibit 5.2 hereto including any mortgages, Uniform Commercial Code financing statements and other agreements or instruments evidencing Liens granted in favor of the Collateral Agent (collectively and together with the Collateral Agreement, the "COLLATERAL DOCUMENTS") shall have been delivered to Prudential. A Consent and Confirmation fully executed by the Company and each Subsidiary party thereto shall also have been delivered to Prudential.

         5.3.     LEGAL OPINION.

         Prudential shall have received the opinion of (a) Alston & Bird LLP and
(b) Christopher Champion Esq., in-house counsel for the Company, covering such matters relating to this Amendment No. 9, the Note Agreements and the Notes as Prudential shall have reasonably requested.

         5.4.     FEES AND EXPENSES.

                  (A) The Company shall have paid all costs and expenses of Prudential relating to this Amendment No. 9 in accordance with Section 6 hereof (including, without limitation, attorney's fees and disbursements).

                  (B) The Company shall have paid the amendment fees described in Section 7 hereof to Prudential.

         5.5.     REPRESENTATIONS AND WARRANTIES.

         The representations and warranties set forth in Section 4 hereof shall be true and correct as of the Amendment No. 9 Effective Date.

         5.6.     1992 NOTE AGREEMENTS.

         Prudential shall have received evidence reasonably satisfactory to it that the Company's Note Agreements dated as of December 1, 1992 with Teachers Insurance and Annuity Association of America, Allstate Life Insurance Company, Connecticut General Life Insurance Company and Connecticut General Life Insurance Company on behalf of one or more separate accounts and subsequent transferees of notes thereunder (including Prudential) shall have been amended on or before the date hereof on the terms substantially identical to the terms of this Amendment No. 9.

         5.7.     WACHOVIA DOCUMENTS.

         Prudential (or its special counsel) shall have received a fully executed copy of the Amended and Restated Credit Agreement dated as of January 31, 2002 among the Company, Russell Europe Limited, Wachovia Bank, N.A. as Administrative Agent and the various other institutions listed on the signature pages thereto, certified as true, correct and complete by the Company, substantially in the form attached hereto as Exhibit 5.7.

         5.8.     SUNTRUST DOCUMENTS.

         Prudential (or its special counsel) shall have received a fully executed copy of the Amended and Restated TermLoan/Bankers' Acceptance Agreement dated as of January 31, 2002 by and between the Company and SunTrust Bank (formerly known as Trust Company Bank), certified as true, correct and complete by the Company, substantially in the form attached hereto as Exhibit 5.8.

         5.9.     SALE AND LEASEBACK OF MONTGOMERY.

         The Company shall have entered into an engagement letter on terms reasonably satisfactory to Prudential regarding the sale and leaseback of the Company's Montgomery, Alabama distribution center.

         5.10.    RECEIVABLES PURCHASE AGREEMENT.

         The Company and Russell Financial Services, Inc. ("RUSSELL FINANCIAL") shall have entered into the Accounts Receivable Purchase Agreement dated as of the date hereof on terms reasonably satisfactory to Prudential, providing for the sale by the Company and/or Russell Financial of receivables for the amount of $50,000,000.

         5.11.    PROCEEDINGS SATISFACTORY.

         All proceedings taken in connection with this Amendment No. 9 and all documents and papers relating hereto shall be reasonably satisfactory to Prudential and its special counsel. Prudential and its special counsel shall have received copies of such documents and papers (whether or not specifically referred to above in this Section 5) as they may reasonably request in connection therewith, in form and substance satisfactory to them.

6.       EXPENSES.

         Whether or not the Amendments become effective, the Company will promptly pay, on the Amendment No. 9 Effective Date or, if the Amendments have not become effective then within three Business Days of receipt of an invoice therefor, all fees, expenses and costs relating to this Amendment No. 9, including, but not limited to, the fees of your special counsel, Bingham Dana LLP, incurred in connection with the preparation, negotiation and delivery of this Amendment No. 9 and any other documents related thereto to the extent set forth in a statement delivered to the Company at least one Business Day before the Amendment No. 9 Effective Date. In addition, the Company will pay all such fees, expenses and costs set forth in any subsequent statement within 30 days of its receipt thereof. Nothing in this Section shall limit the Company's obligations pursuant to 9.4 of the Existing Note Agreements.

7.       AMENDMENT FEES.

         Prior to the effectiveness of this Amendment No. 9, the Company shall have paid to Prudential an amendment fee equal to 0.20% of the outstanding principal amount of the Senior Notes in the manner and to the accounts specified in the

Existing Note Agreements for payments of principal and interest on the Senior Notes. Also, pursuant to the Additional Prudential Letter the Company shall have paid to Prudential an amendment fee equal to 0.10% of the outstanding principal amount of the Senior Notes in the manner and to the accounts described in the preceding sentence.

8.       MISCELLANEOUS.

         8.1.     PART OF EXISTING NOTE AGREEMENTS; FUTURE REFERENCES, ETC.

         This Amendment No. 9 shall be construed in connection with and as a part of the Existing Note Agreements and, except as expressly amended by this Amendment No. 9, all terms, conditions and covenants contained in the Existing Note Agreements are hereby ratified and shall be and remain in full force and effect. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Amendment No. 9 may refer to the Existing Note Agreements without making specific reference to this Amendment No. 9, but nevertheless all such references shall include this Amendment No. 9 unless the context otherwise requires.

         8.2.     COUNTERPARTS.

         This Amendment No. 9 may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

         8.3.     GOVERNING LAW.

         THIS AMENDMENT NO. 9 SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW JERSEY EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN NEW JERSEY.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK;
                          NEXT PAGE IS SIGNATURE PAGE.]

         If you are in agreement with the foregoing, please so indicate by signing the acceptance below on the accompanying counterpart of this Amendment No. 9 and returning it to the Company, whereupon it will become a binding agreement between you and the Company.



                                       RUSSELL CORPORATION



                                       By:
                                          -------------------------------------
                                       Name:
                                       Title:

         The foregoing Amendment No. 9 is hereby accepted as of the date first above written. By its execution below, the undersigned represents that it is either the registered owner of one or more of the Senior Notes or is the beneficial owner of one or more of the Senior Notes and is authorized to enter into this Amendment No. 9 in respect thereof.


                                       THE PRUDENTIAL INSURANCE
                                       COMPANY OF AMERICA



                                       By:
                                          -------------------------------------
                                       Name:
                                       Title:

                                  SCHEDULE 4.2

                                 [SUBSIDIARIES]


------------------------------------------------------------------------------------------------------------------------
SUBSIDIARIES                                                            JURISDICTION OF
                                                                        FORMATION
------------------------------------------------------------------------------------------------------------------------
Domestic:
---------
Alexander City Flying Service, Inc.                                     Alabama
------------------------------------------------------------------------------------------------------------------------
Cross Creek Apparel, LLC                                                North Carolina
------------------------------------------------------------------------------------------------------------------------
Cross Creek Holdings, Inc.                                              Delaware
------------------------------------------------------------------------------------------------------------------------
DeSoto Mills, Inc.                                                      Alabama
------------------------------------------------------------------------------------------------------------------------
Jerzees Apparel, LLC                                                    Georgia
------------------------------------------------------------------------------------------------------------------------
Mossy Oak Apparel Company                                               Delaware
------------------------------------------------------------------------------------------------------------------------
RINTEL Properties, Inc.                                                 Delaware
------------------------------------------------------------------------------------------------------------------------
Russell Apparel, LLC                                                    Alabama
------------------------------------------------------------------------------------------------------------------------
Russell Asset Management, Inc.                                          Delaware
------------------------------------------------------------------------------------------------------------------------
Russell Athletic, Inc.                                                  Georgia
------------------------------------------------------------------------------------------------------------------------
Russell Athletic West, Inc.                                             Nevada
------------------------------------------------------------------------------------------------------------------------
Russell Financial Services, Inc.                                        Delaware
------------------------------------------------------------------------------------------------------------------------
Russell Servicing Company, Inc.                                         Alabama
------------------------------------------------------------------------------------------------------------------------
Russell Corporation                                                     Delaware
------------------------------------------------------------------------------------------------------------------------
Russell Yarn LLC                                                        Alabama
------------------------------------------------------------------------------------------------------------------------

Foreign:
--------
Athletic de Camargo S.A. de C.V.                                        Mexico
------------------------------------------------------------------------------------------------------------------------
Citygate Textiles Limited                                               United Kingdom
------------------------------------------------------------------------------------------------------------------------
Cross Creek de Honduras, S.A. de C.V.                                   Honduras
------------------------------------------------------------------------------------------------------------------------
Cross Creek de Jimenez, S.A. de C.V.                                    Mexico
------------------------------------------------------------------------------------------------------------------------
Eagle R Holdings Limited                                                United Kingdom
------------------------------------------------------------------------------------------------------------------------
Jerzees Campeche, S.A. de C.V.                                          Mexico
------------------------------------------------------------------------------------------------------------------------
Jerzees Chloma, S.A.                                                    Honduras
------------------------------------------------------------------------------------------------------------------------
Jerzees de Buena Vista, S.A.                                            Honduras
------------------------------------------------------------------------------------------------------------------------
Jerzees de Honduras, S.A. de C.V.                                       Honduras
------------------------------------------------------------------------------------------------------------------------
Jerzees Yucatan, S.A. de C.V.                                           Mexico
------------------------------------------------------------------------------------------------------------------------
RUServicios, S.A                                                        Honduras
------------------------------------------------------------------------------------------------------------------------
Russell Co-Op LLC                                                       Guam
------------------------------------------------------------------------------------------------------------------------
Russell Corp. Australia Pty. Ltd.                                       Australia
------------------------------------------------------------------------------------------------------------------------
Russell Corp. Bangladesh Limited                                        Bangladesh
------------------------------------------------------------------------------------------------------------------------
Russell Corp. Canada Ltd.                                               Canada
------------------------------------------------------------------------------------------------------------------------
Russell Corp. Far East Limited                                          Hong Kong
------------------------------------------------------------------------------------------------------------------------
Russell CZ s.r.o.                                                       Czech Republic
------------------------------------------------------------------------------------------------------------------------
Russell do Brasil Ltda                                                  Brazil
------------------------------------------------------------------------------------------------------------------------
Russell Europe Limited                                                  United Kingdom
------------------------------------------------------------------------------------------------------------------------
Russell Foreign Sales, Ltd.                                             Barbados
------------------------------------------------------------------------------------------------------------------------
Russell France, S.A.R.L.                                                France
------------------------------------------------------------------------------------------------------------------------
Russell Germany, GmbH                                                   Germany
------------------------------------------------------------------------------------------------------------------------
Russell Holdings Europe B.V.                                            Netherlands
------------------------------------------------------------------------------------------------------------------------
Russell Italy S.r.L.                                                    Italy
------------------------------------------------------------------------------------------------------------------------



                                 Schedule 4.2-1

------------------------------------------------------------------------------------------------------------------------
Russell Japan KK                                                        Japan
------------------------------------------------------------------------------------------------------------------------
Russell Mexico, S.A. de C.V.                                            Mexico
------------------------------------------------------------------------------------------------------------------------
Russell Spain, S.L.                                                     Spain
------------------------------------------------------------------------------------------------------------------------
Servicios Russell, S.A. de C.V.                                         Mexico
------------------------------------------------------------------------------------------------------------------------



                                 Schedule 4.2-2

                                    EXHIBIT A

                                   AMENDMENTS

ss.1 Section 1.1 of the Existing 1995 Note Agreement is hereby amended and restated in its entirety to read as follows:

                  "Section 1.1. Description of Notes. The Company will authorize the issue and sale of $100,000,000 aggregate principal amount of its Senior Notes (the "NOTES") to be dated the date of issue, to bear interest from (and including) December 7, 1995 and thereafter at the Applicable Rate, payable semiannually on May 31st and November 30th in each year and at maturity (with the first such payment to be made on May 31, 1996) and to bear interest on overdue principal (including any overdue required or optional prepayment of principal) and premium, if any, and (to the extent legally enforceable) on any overdue installment of interest at the Overdue Rate after the date due, whether by acceleration or otherwise, until paid, to be expressed to mature on November 30, 2008, and to be substantially in the form attached hereto as Exhibit A. Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months. If any amount of principal, premium, if any, or interest on or in respect of any Note becomes due and payable on any date which is not a Business Day, such amount shall be payable on the next succeeding Business Day and the period of extension shall be included in the computation of interest payable on such Business Day. The Notes are not subject to prepayment or redemption at the option of the Company prior to their expressed maturity dates except on the terms and conditions and in the amounts and with the premium, if any, set forth in ss. 2 of this Agreement. The term "Notes" as used herein shall include each Note delivered pursuant to this Agreement. You are hereafter sometimes referred to as the "Purchaser." The terms which are capitalized herein shall have the meanings set forth in ss. 8.1 or in Schedule 5 attached hereto unless the context shall otherwise require."

ss.2 Section 1.1 of the Existing 1997 Note Agreement is hereby amended and restated in its entirety to read as follows:

                  "Section 1.1. Description of Notes. The Company will authorize the issue and sale of $125,000,000 aggregate principal amount of its Senior Notes (the "NOTES") to be dated the date of issue, to bear interest from (and including) August 28, 1997 and thereafter at the Applicable Rate, payable quarterly on November 28, February 28, May


                                  Exhibit A-1

         28 and August 28 in each year and at maturity (with the first such payment to be made on November 28, 1997) and to bear interest on overdue principal (including any overdue required or optional prepayment of principal) and premium, if any, and (to the extent legally enforceable) on any overdue installment of interest at the Overdue Rate after the date due, whether by acceleration or otherwise, until paid, to be expressed to mature on August 28, 2007, and to be substantially in the form attached hereto as Exhibit A. Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months. If any amount of principal, premium, if any, or interest on or in respect of any Note becomes due and payable on any date which is not a Business Day, such amount shall be payable on the next succeeding Business Day and the period of extension shall be included in the computation of interest payable on such Business Day. The Notes are not subject to prepayment or redemption at the option of the Company prior to their expressed maturity dates except on the terms and conditions and in the amounts and with the premium, if any, set forth in ss. 2 of this Agreement. The term "Notes" as used herein shall include each Note delivered pursuant to this Agreement. You are hereafter sometimes referred to as the "Purchaser." The terms which are capitalized herein shall have the meanings set forth in ss. 8.1 or in Schedule 5 attached hereto unless the context shall otherwise require."

ss.3     The Existing 1995 Note Agreement is hereby amended by inserting a new
         Section 2.8 to read as follows:

                  "SECTION 2.8. INTEREST RATE.

                  (a) Applicable Rate. Interest shall accrue on the unpaid principal balance of the Notes at the rate (the "APPLICABLE RATE") of
         (i) from (and including) December 7, 1995 through and including September 30, 2001, 6.78% per annum; (ii) from (and including) October 1, 2001 through and including the day before the Amendment No. 9 Effective Date, 7.78% per annum; and (iii) from (and including) the Amendment No. 9 Effective Date and at all times thereafter, 7.78% per annum plus the increase, if any, indicated in ss. 2.8(b) or ss. 2.8(c) as may be applicable.

                  (b) Interest Rate Adjustment When Notes are Not Rated. If, on any day on or after July 1, 2002, (x) a rating of the Notes from a Rating Agency is not in effect and (y) the Company has failed to comply with either of the pricing conditions set forth in the next succeeding sentence as of the first day of the then current fiscal quarter (commencing with, for the avoidance of doubt, July 1, 2002),


                                  Exhibit A-2
         then the interest rate accruing on the Notes for such day shall be the rate as set forth in ss. 2.8(a) plus (A) 1.25% per annum if it is the Company's first failure to meet either of such pricing conditions or
         (B) 2.50% per annum in all other circumstances. The pricing conditions referred to in the preceding sentence are

                           (i) the Adjusted Debt/EBITDA Ratio as at the last day of the period of four consecutive fiscal quarters most recently ended must be equal to or less than the ratio set forth in Schedule 2.8(b) that is applicable to the fiscal quarter in which such last day falls; and

                           (ii) the Adjusted Debt Service Coverage Ratio for the period of four consecutive fiscal quarters most recently ended must be equal to or greater than 2.0 to 1.

                  (c) Interest Rate Adjustment When Notes Are Rated. On each day on or after the Amendment No. 9 Effective Date on which a rating of the Notes from a Rating Agency shall be in effect, the interest rate accruing on the Notes for such day shall be the rate as set forth in ss. 2.8(a) plus (i) 2.50% per annum if such rating is below Investment Grade or (ii) 0% per annum if such rating is Investment Grade. If, on any day, there are ratings in effect from more than one Rating Agency, the lowest rating shall apply for purposes of this ss. 2.8(c).

                  (d) Adjustment for Delayed Interest Rate Calculation. If, on any interest payment date, any interest rate adjustment provided for in Section 2.8(b) with respect to the then current fiscal quarter, or any previous fiscal quarter (each, an "OPEN QUARTER"), cannot be calculated due to the absence of the relevant financial information for the Company, the amount payable on such interest payment date for the interest period then ended shall be determined by reference to the rate applicable to the Notes immediately following the most recent fiscal quarter for which such information was available; provided, however, that, at such time as such financial information is available with respect to any Open Quarter, the amount due in respect of the interest period that includes all or any part of such Open Quarter shall be recomputed taking into account such financial information, and any additional amount due, or any credit in respect of any overpayment made, in respect of such Open Quarter (or any part thereof) shall be paid, or applied to reduce the amount due, respectively, on the next succeeding interest payment date or the redemption date of the Notes, as the case may be.



                                  Exhibit A-3
ss.4     The Existing 1997 Note Agreement is hereby amended by inserting a new
         Section 2.8 to read as follows:

                  "SECTION 2.8. INTEREST RATE.

                  (a) Applicable Rate. Interest shall accrue on the unpaid principal balance of the Notes at the rate (the "APPLICABLE RATE") of
         (i) from (and including) August 28, 1997 through and including September 30, 2001, 6.65% per annum; (ii) from (and including) October 1, 2001 through and including the day before the Amendment No. 9 Effective Date, 7.65% per annum; and (iii) from (and including) the Amendment No. 9 Effective Date and at all times thereafter, 7.65% per annum plus the increase indicated in ss. 2.8(b) or ss. 2.8(c) as may be applicable.

                  (b) Interest Rate Adjustment When Notes are Not Rated. If, on any day on or after July 1, 2002, (x) a rating of the Notes from a Rating Agency is not in effect and (y) the Company has failed to comply with either of the pricing conditions set forth in the next succeeding sentence as of the first day of the then current fiscal quarter (commencing with, for the avoidance of doubt, July 1, 2002), then the interest rate accruing on the Notes for such day shall be the rate as set forth in ss. 2.8(a) plus (A) 1.25% per annum if it is the Company's first failure to meet either of such pricing conditions or
         (B) 2.50% per annum in all other circumstances. The pricing conditions referred to in the preceding sentence are

                           (i) the Adjusted Debt/EBITDA Ratio as at the last day of the period of four consecutive fiscal quarters most recently ended must be equal to or less than the ratio set forth in Schedule 2.8(b) that is applicable to the fiscal quarter in which such last day falls; and

                           (ii) the Adjusted Debt Service Coverage Ratio for the period of four consecutive fiscal quarters most recently ended must be equal to or greater than 2.0 to 1.

                  (c) Interest Rate Adjustment When Notes Are Rated. On each day on or after the Amendment No. 9 Effective Date on which a rating of the Notes from a Rating Agency shall be in effect, the interest rate accruing on the Notes for such day shall be the rate as set forth in ss. 2.8(a) plus (i) 2.50% per annum if such rating is below Investment Grade or (ii) 0% per annum if such rating is Investment Grade. If, on


                                  Exhibit A-4
         any day, there are ratings in effect from more than one Rating Agency, the lowest rating shall apply for purposes of this ss. 2.8(c).

                  (d) Adjustment for Delayed Interest Rate Calculation. If, on any interest payment date, any interest rate adjustment provided for in Section 2.8(b) with respect to the then current fiscal quarter, or any previous fiscal quarter (each, an "OPEN QUARTER"), cannot be calculated due to the absence of the relevant financial information for the Company, the amount payable on such interest payment date for the interest period then ended shall be determined by reference to the rate applicable to the Notes immediately following the most recent fiscal quarter for which such information was available; provided, however, that, at such time as such financial information is available with respect to any Open Quarter, the amount due in respect of the interest period that includes all or any part of such Open Quarter shall be recomputed taking into account such financial information, and any additional amount due, or any credit in respect of any overpayment made, in respect of such Open Quarter (or any part thereof) shall be paid, or applied to reduce the amount due, respectively, on the next succeeding interest payment date.

ss.5 Section 5 of the Existing Note Agreements is hereby deleted and there is substituted therefor Section 5.1 through Section 5.23, inclusive, as stated on Schedule 5 attached hereto. Capitalized terms used in
         Schedule 5 shall have the meanings ascribed to such terms in Schedule
         5. For the avoidance of doubt, all covenants previously incorporated by reference to the 1999 Credit Agreement are hereby deleted in their entirety.

ss.6     The Existing Note Agreements are hereby amended by inserting a new
         Section 5.24, a new Section 5.25, and a new Section 5.26 to read as follows:

                  "5.24 RATING REQUIREMENT.

                  The Company shall not permit a rating from the Rating Agency for the High-Yield Notes to become effective on any day unless on or before such day, the Company, at its sole cost and expense, has obtained a rating from a Rating Agency for the Notes."

                  "5.25 MOST FAVORED LENDER.

                  If at any time and from time to time after June 30, 2001, the Company enters into, assumes or otherwise becomes bound or obligated under, or agrees to the modification of, one or more covenants


                                  Exhibit A-5
         or events of default contained in any agreement or instrument of the Company providing for the incurrence of Indebtedness equal to or exceeding the principal amount of $10,000,000 (including, without limitation, the 1999 Credit Agreement) (each, a "MATERIAL DEBT DOCUMENT") that is more favorable to the lender or lenders under such Material Debt Document than are the terms of this Agreement to the holders of the Notes, this Agreement shall, without any further action on the part of the Company or any of the holders of the Notes, be deemed to be amended automatically to include each such more favorable covenant, event of default, term or provision. No modification or amendment of any Material Debt Document that results in any covenant, event of default, or other material term or provision becoming less restrictive on the Company shall be effective as a modification, amendment or waiver under this Agreement. The Company further covenants to promptly execute and deliver at its expense (including, without limitation, the fees and expenses of counsel for the holders of the Notes) an amendment to this Agreement in form and substance satisfactory to the holders of the Notes to reflect such amendment, provided that the execution and delivery of such amendment shall not be a precondition to the effectiveness of such amendment as provided for in this Section 5.25."

                  "5.26 COVENANT TO SECURE NOTES RATABLY.

                  (a) The Company covenants that if it or any Subsidiary shall create or assume any Lien upon any of its property or assets, whether now owned or hereafter acquired, other than Liens permitted by the provisions of this Agreement (including, without limitation, Liens created or assumed to secure Indebtedness under any Receivables Purchase Document or any Permitted Sale Leaseback) (unless waived or prior written consent to the creation or assumption thereof shall have been obtained pursuant to Section 7.1), it will make or cause to be made effective provision satisfactory in form and substance to Prudential whereby the Notes will be secured by such Lien equally and ratably with any and all other Indebtedness thereby secured so long as any such other Indebtedness shall be so secured.

                  (b) The Company covenants that if any Subsidiary guaranties any Indebtedness of the Company or any Subsidiary, it will simultaneously cause such Subsidiary to guaranty the Notes equally and ratably with all Indebtedness guarantied by such Subsidiary for so long as such Indebtedness is guarantied and pursuant to documentation in form and substance reasonably satisfactory to the holders of Notes.


                                  Exhibit A-6

                  (c) The Company covenants that if it or any Person (other than the Company or a Subsidiary) guaranties or provides collateral in any manner for any Indebtedness of the Company or any Subsidiary, it will simultaneously cause such Person to guaranty or provide such collateral for the Notes equally and ratably with all Indebtedness guarantied or secured by such Person for so long as such Indebtedness is guarantied and pursuant to documentation in form and substance reasonably satisfactory to the holders of Notes."

ss.7 Section 6.1(d) and Section 6.1(e) of each Existing Note Agreement are hereby amended and restated to read in their entirety as follows:

                  "(d)     Default shall occur in the observance or performance
         of any covenant or agreement contained in Sections 5.1(e), 5.2(ii), 5.3 through 5.6, inclusive, Section 5.15, Section 5.17 or Sections 5.20 through 5.26, inclusive; or

                  (e) Default shall occur in the observance or performance of any covenant or agreement contained in Sections 5.16 and 5.18 and such default shall continue for more than ten days; or"

ss.8 Section 6.1 of each Existing Note Agreement is hereby amended by deleting the "." at the end of clause (m) therein and substituting therefor "; or" and adding the following new clause (n) to the end of such Section 6.1 to read as follows:

                  "(n)     event of default under (and as defined in) the 1999
         Credit Agreement shall occur or exist."

ss.9 Section 8.1 of each Existing Note Agreement is hereby amended by inserting the following definitions in their alphabetical order:

                  "Adjusted Consolidated EBITDA" shall mean Consolidated EBITDA except that clause (i) thereof shall be deemed to provide as follows:
         "(i) Consolidated EBIT determined without any deduction for a charge to earnings attributable to doubtful accounts."

                  "Adjusted Debt/EBITDA Ratio" shall mean the Debt/EBITDA Ratio except that clause (ii) thereof shall be deemed to provide as follows:
         "(ii) Adjusted Consolidated EBITDA."

                  "Adjusted Debt Service Coverage Ratio" shall mean the Debt Service Coverage Ratio except that the reference in clause (a) thereof to "Consolidated EBITDA" shall be deemed to be a reference to "Adjusted Consolidated EBITDA."


                                  Exhibit A-7

                  "Amendment No. 9 Effective Date" shall mean January 31, 2002.

                  "Applicable Rate" shall have the meaning set forth in ss.2.8(a).

                  "Investment Grade Rating" shall mean a rating of at least (a) "BBB-" from S&P, (b) "Baa3" from Moody's or (c) "BBB-" from Fitch.

                  "Material Debt Document" shall have the meaning set forth in ss.5.25.

                  "Open Quarter" shall have the meaning set forth in ss.2.8(d).

                  "Rating Agency" shall mean any of (a) Standard & Poor's Corporation ("S&P"), (b) Moody's Investors Service ("Moody's") or (c) Duff & Phelps Credit Rating Co./Fitch Investors Service, L.P. ("Fitch") (including each of their respective successors and assigns).

ss.10 The definition of "Make-Whole Amount" in Section 8.1 of each Existing Note Agreement is hereby amended and restated in its entirety to read as follows:

                  "Make-Whole Amount" shall mean, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Called Principal of such Note over the sum of (i) such Called Principal plus (ii) interest accrued thereon as of (including interest due on) the Settlement Date with respect to such Called Principal. Solely with respect to the calculation of interest in clause (ii) of this definition of "Make-Whole Amount," interest shall accrue on the Notes for all dates at the rate set forth in ss.2.8(a)(i) only. The Make-Whole Amount shall in no event be less than zero."

ss.11 The definition of "1999 Credit Agreement" in Section 8.1 of each Existing Note Agreement is hereby amended and restated in its entirety to read as follows:

                  "1999 Credit Agreement" shall mean the $250,000,000 Amended and Restated Credit Agreement dated as of January 31, 2002 among the Company, Russell Europe, Wachovia Bank, N.A., as Administrative Agent, and the various other parties listed thereon, as amended from time to time (except as otherwise indicated herein)."

ss.12 Clause (b)(i) of the definition of "Overdue Rate" in Section 8.1 of each Existing Note Agreement is hereby amended and restated in its entirety to read as follows: "(i) 2% per annum plus the Applicable Rate then in effect or."


                                  Exhibit A-8
ss.13 The definition of "Russell Europe" in Section 8.1 of each Existing Note Agreement is hereby amended and restated in its entirety to read as follows:

                  "Russell Europe" shall mean Russell Europe Limited, organized in the United Kingdom.

ss.14 The 1995 Senior Notes outstanding on the Amendment No. 9 Effective Date are hereby, without any further action required on the part of any other Person, deemed to be automatically amended to conform to and have the terms provided in Exhibit A-1 attached hereto (except that the principal amount and the payee of each Note shall remain unchanged). Any 1995 Senior Note issued on or after the Amendment No. 9 Effective Date shall be in the form of Exhibit A-1 attached hereto.

ss.15 The 1997 Senior Notes outstanding on the Amendment No. 9 Effective Date are hereby, without any further action required on the part of any other Person, deemed to be automatically amended to conform to and have the terms provided in Exhibit A-2 attached hereto (except that the principal amount and the payee of each Note shall remain unchanged). Any 1997 Senior Note issued on or after the Amendment No. 9 Effective Date shall be in the form of Exhibit A-2 attached hereto.


                                  Exhibit A-9

                                 Schedule 2.8(b)

                           Adjusted Debt/EBITDA Ratio


                  -------------------------------------------------------------------------
                         Fiscal Quarter Ending                        Ratio
                  -------------------------------------------------------------------------
                               2002 FQ2                               3.00x
                  -------------------------------------------------------------------------
                                  FQ3                                 3.00x
                  -------------------------------------------------------------------------
                                  FQ4                                 2.50x

                  -------------------------------------------------------------------------
                               2003 FQ1                               2.75x
                  -------------------------------------------------------------------------
                                  FQ2                                 3.00x
                  -------------------------------------------------------------------------
                                  FQ3                                 2.75x
                  -------------------------------------------------------------------------
                                  FQ4                                 2.50x

                  -------------------------------------------------------------------------
                               2004 FQ1                               2.75x
                  -------------------------------------------------------------------------
                                  FQ2                                 3.00x
                  -------------------------------------------------------------------------
                                  FQ3                                 2.75x
                  -------------------------------------------------------------------------
                                  FQ4                                 2.50x
                            and thereafter
                  -------------------------------------------------------------------------



                                   Exhibit A-1

                                   SCHEDULE 5

                  SCHEDULE OF COVENANTS AND RELATED DEFINITIONS

         Section  5. Company Covenants.

         5A.      Definitions. The terms as defined in this Section 5 shall, for all purposes of this Agreement and any amendment hereto (except as herein otherwise expressly provided or unless the context otherwise requires), have the meanings set forth herein. Any capitalized terms used and not defined in this
Section 5 have the respective meanings ascribed thereto in the 1999 Credit Agreement as in effect on the Amendment No. 9 Effective Date or in Section 8.1 of this Agreement.

                  "Administrative Agent" means Wachovia Bank, N.A., a national banking association organized under the laws of the United States of America, in its capacity as agent for the Banks, and its successors and permitted assigns in such capacity.

                  "Affiliate" of any relevant Person means (i) any Person that directly, or indirectly through one or more intermediaries, controls the relevant Person (a "Controlling Person"), (ii) any Person (other than the relevant Person or a Subsidiary of the relevant Person) which is controlled by or is under common control with a Controlling Person, or (iii) any Person (other than a Subsidiary of the relevant Person) of which the relevant Person owns, directly or indirectly, 20% or more of the common stock or equivalent equity interests. As used herein, the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

                  "Amendment No. 9" means the Amendment No. 9 dated as of January 31, 2002 between the Company and The Prudential Insurance Company of America.

                  "Bank" means each bank listed on the signature pages to the 1999 Credit Agreement, and its successors and permitted assigns.

                  "Base Rate" means for any Base Rate Loan for any day, the rate per annum equal to the higher as of such day of (i) the Prime Rate, or
         (ii) one-half of one percent above the Federal Funds Rate. For purposes of determining the Base Rate for any day, changes in the Prime Rate or the Federal Funds Rate shall be effective on the date of each such change.

                  "Base Rate Loan" means a Loan which bears or is to bear interest at a rate based upon the Base Rate, and is to be made as a Base Rate Loan


                                  Exhibit A-1
         pursuant to the applicable Notice of Borrowing, Notice of Continuation or Conversion, or pursuant to section 2.02(f), or Article VIII, of the 1999 Credit Agreement, as applicable.

                  "Borrowing" means a borrowing hereunder consisting of Loans made to the Company (i) at the same time by all of the Banks, in the case of a Syndicated Borrowing or (ii) by Wachovia, for Swing Loans. A Borrowing is a "Syndicated Borrowing" if such Loans are made pursuant to section 2.01(a) of the 1999 Credit Agreement or a "Swing Loan Borrowing" if such Loan is made pursuant to section 2.01(b) of the 1999 Credit Agreement. A Borrowing is a "Euro-Dollar Borrowing" if such Loans are Euro-Dollar Loans, or a "Base Rate Borrowing" if such Loans are Base Rate Loans, or a "Transaction Rate Borrowing" if such Loans are Transaction Rate Loans. A Borrowing is a "Dollar Borrowing" if such Loans are Base Rate Loans or Euro-Dollar Loans. A Borrowing is a "Foreign Currency Borrowing" if such Loans are Foreign Currency Loans.

                  "Capital Expenditures", for any period, with respect to any Person, the aggregate of all expenditures by such Person for the acquisition or leasing (pursuant to a capital or synthetic lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period and including incremental increases to existing capital leases and synthetic leases during such period) which are required to be capitalized under GAAP on a balance sheet of such Person.

                  "Capital Stock" means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), and any and all warrants, rights or options to purchase any of the foregoing.

                  "CERCLA" means the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C.ss. 9601 et. seq. and its implementing regulations and amendments.

                  "CERCLIS" means the Comprehensive Environmental Response Compensation and Liability Inventory System established pursuant to CERCLA.

                  "Chase" means JPMorgan Chase Bank (successor to The Chase Manhattan Bank).

                  "Code" means the Internal Revenue Code of 1986, as amended, or any successor Federal tax code.


                                  Exhibit A-2

                  "Collateral Agent" means Wachovia Bank, N.A., in its capacity as collateral agent under the Intercreditor Agreement and the other Security Documents, together with its successors in such capacity.

                  "Collateral Agent Fee Letter" means the Letter Agreement, dated as of December 14, 2001, between the Company and the Collateral Agent.

                  "Commitment" means, with respect to each Bank, (i) the amount set forth opposite the name of such Bank on the signature pages hereof, and (ii) as to any Bank which enters into any Assignment and Acceptance (whether as transferor Bank or as Assignee thereunder), the amount of such Bank's Commitment after giving effect to such Assignment and Acceptance, in each case as such amount may be reduced from time to time pursuant to sections 2.09 and 2.10 of the 1999 Credit Agreement.

                  "Company" means (i) Russell Corporation, an Alabama (or, if subsequently applicable, a Delaware) corporation, and its successors and its permitted assigns and, (ii) only in connection with Foreign Currency Borrowings and Foreign Currency Loans, means either or both, as the context shall require, of the Company and Russell Europe, it being understood and agreed that either the Company or Russell Europe, or both of them (as to different Foreign Currency Borrowings), may borrow Foreign Currency Loans within the limits set forth in section 2.01(a) of the 1999 Credit Agreement, but Russell Europe shall have liability only for Foreign Currency Loans borrowed by it, and shall have no liability on any Foreign Currency Loans, Syndicated Dollar Loans or Swing Loans made to the Company.

                  "Compliance Certificate" has the meaning set forth in Section 5.1(c).

                  "Consolidated EBIT" means at any time the sum of the following, determined on a consolidated basis for the Company and its Consolidated Subsidiaries, at the end of each Fiscal Quarter, for the Fiscal Quarter just ended and the 3 immediately preceding Fiscal
         Quarters: (i) Consolidated Net Income; plus (ii) Consolidated Interest Expense; plus (iii) taxes on income; plus (iv) all Restructuring Charges.

                  "Consolidated EBITDA" means at any time the sum of the following, determined on a consolidated basis for the Company and its Consolidated Subsidiaries, at the end of each Fiscal Quarter, for the Fiscal Quarter just ended and the 3 immediately preceding Fiscal Quarters (and with respect to any acquisition which is made during such four Fiscal Quarter Period, the Consolidated Subsidiary acquired in such acquisition shall be included as if it had been a Consolidated Subsidiary prior to the commencement of such four


                                  Exhibit A-3

         Fiscal Quarter Period): (i) Consolidated EBIT; plus (ii) depreciation; plus (iii) amortization; plus (iv) other non-cash charges without duplication of Restructuring Charges, minus (v) all cash payments during such period relating to non-cash charges which were added back in the determination of Consolidated EBITDA in any prior period.

                  "Consolidated Fixed Charges" means, for any period, the sum (without duplication) of (a) Consolidated Interest Expense for such period, (b) provision for cash income and franchise taxes made by the Company or any of its Subsidiaries on a consolidated basis in respect of such period, (c) scheduled payments made during such period on account of principal of Debt of the Company or any of its Subsidiaries and (d) Restricted Payments paid by the Company or any Consolidated Subsidiary in cash during such period in respect of Capital Stock of the Company other than Restricted Payments paid by a Consolidated Subsidiary to the Company or another Consolidated Subsidiary.

                  "Consolidated Interest Expense" for any period means interest, whether expensed or capitalized (but in the case of capitalization, limited to the portion of capitalized interest allocable to such period), in respect of Debt of the Company or any of its Consolidated Subsidiaries outstanding during such period determined on a consolidated basis in accordance with GAAP (provided that if any Consolidated Subsidiary was acquired during such period, Consolidated Interest Expense shall be adjusted to take into account the interest expense of such Consolidated Subsidiary assuming for such purposes that
         (a) such Consolidated Subsidiary was acquired prior to the commencement of such period and (b) that the Debt of such acquired Consolidated Subsidiary accrued interest as if such Debt was outstanding under the 1999 Credit Agreement).

                  "Consolidated Net Income" means, for any period, the Net Income of the Company and its Consolidated Subsidiaries determined on a consolidated basis, but excluding (i) extraordinary items and (ii) any equity interests of the Company or any Consolidated Subsidiary in the unremitted earnings or losses of any Person that is not a Consolidated Subsidiary during such period.

                  "Consolidated Net Worth" means, at any time, the shareholders' equity of the Company and its Consolidated Subsidiaries, as set forth or reflected on the most recent consolidated balance sheet of the Company and its Consolidated Subsidiaries prepared in accordance with GAAP, but excluding any Redeemable Preferred Stock of the Company or any of its Consolidated Subsidiaries. Shareholders' equity generally would include, but not be limited to (i) the par or stated value of all outstanding Capital Stock, (ii) capital surplus, and (iii) retained earnings, and there would be deducted in


                                  Exhibit A-4
         the determination thereof, among other things, various deductions such as (A) purchases of treasury stock, (B) valuation allowances, (C) receivables due from an employee stock ownership plan, (D) employee stock ownership plan debt guarantees, and (E) translation adjustments for foreign currency transactions.

                  "Consolidated Subsidiary" means at any date any Subsidiary or other entity the accounts of which, in accordance with GAAP, would be consolidated with those of the Company in its consolidated financial statements as of such date.

                  "Consolidated Total Debt" means, at any date, without duplication, the sum of (a) all Debt of the Company and its Consolidated Subsidiaries at such date which would, in conformity with GAAP, be included on the consolidated balance sheet of the Company and its Consolidated Subsidiaries, plus, without duplication, all Debt of Elcatex Guaranteed by the Company or any of its Consolidated Subsidiaries.

                  "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Company, are treated as a single employer under section 414 of the Code.

                  "Debt" of any Person means at any date, without duplication,
         (i) all obligations of such Person for borrowed money (including, without limitation the principal balance outstanding under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance financing product where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP), (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee under capital leases, (v) all obligations of such Person to reimburse any bank or other Person in respect of amounts payable under a banker's acceptance, (vi) all Redeemable Preferred Stock of such Person (in the event such Person is a corporation), (vii) all obligations of such Person to reimburse any bank or other Person in respect of amounts paid or to be paid under a letter of credit or similar instrument (whether drawn or undrawn),
         (viii) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, (ix) all net obligations of such Person with respect to interest rate protection agreements, foreign currency exchange agreements or other hedging arrangements (valued as the termination value thereof computed in accordance with a method approved


                                  Exhibit A-5
         by the International Swap Dealers Association and agreed to by such Person in the applicable hedging agreement, if any) and (x) all Debt of others Guaranteed by such Person (including, without limitation, the Debt of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer, other than non-recourse Debt of such partnership or unincorporated joint venture).

                  "Debt/EBITDA Ratio" means at any time the ratio of (i) Consolidated Total Debt to (ii) Consolidated EBITDA.

                  "Debt Service Coverage Ratio" for any period of four consecutive Fiscal Quarters, the ratio of (a) Consolidated EBITDA for such period to (b) the sum of (i) Consolidated Interest Expense for such period and (ii) the aggregate amount of payments on account of principal of Debt of the Company or any of its Subsidiaries scheduled to be made during the four consecutive Fiscal Quarters immediately succeeding such period.

                  "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

                  "Disposition", with respect to any property, means any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof. The terms "Dispose" and "Disposed of" shall have correlative meanings.

                  "Dollars" or "$" means dollars in lawful currency of the United States of America.

                  "Dollar Equivalent" means the Dollar equivalent of the amount of a Foreign Currency Loan, determined by the Administrative Agent on the basis of its spot rate for the purchase of the appropriate Foreign Currency with Dollars.

                  "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial Banks in Georgia are authorized by law to close.

                  "Elcatex" means Elasticos Centroamericanos Textiles, S.A. de C.V.

                  "Environmental Authority" means any foreign, federal, state, local or regional government that exercises any form of jurisdiction or authority under any Environmental Requirement.

                  "Environmental Authorizations" means all licenses, permits, orders, approvals, notices, registrations or other legal prerequisites for conducting


                                  Exhibit A-6
         the business of the Company or any Subsidiary required by any Environmental Requirement.

                  "Environmental Judgments and Orders" means all judgments, decrees or orders arising from any Environmental Requirements, whether or not entered upon consent, or written agreements with an Environmental Authority or other entity arising from or in any way associated with any Environmental Requirement, whether or not incorporated in a judgment, decree or order.

                  "Environmental Liabilities" means any liabilities, whether accrued, contingent or otherwise, arising from and in any way associated with any Environmental Requirements.

                  "Environmental Notices" means notice from any Environmental Authority or by any other person or entity, of possible or alleged noncompliance with or liability under any Environmental Requirement, including without limitation any complaints, citations, demands or requests from any Environmental Authority or from any other person or entity for correction of any violation of any Environmental Requirement or any investigations concerning any violation of any Environmental Requirement.

                  "Environmental Proceedings" means any judicial or administrative proceedings arising from or in any way associated with any Environmental Requirement.

                  "Environmental Releases" means releases as defined in CERCLA or under any applicable state or local environmental law or regulation.

                  "Environmental Requirements" means any legal requirement relating to health, safety or the environment and applicable to the Company, any Subsidiary or the Properties under CERCLA or similar state legislation and all federal, state and local laws, ordinances, regulations, orders, writs, decrees and common law.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor law. Any reference to any provision of ERISA shall also be deemed to be a reference to any successor provision or provisions thereof.

                  "Euro-Dollar Loan" means a Loan which bears or is to bear interest at a rate based upon the Adjusted London Interbank Offered Rate, and to be made as a Euro-Dollar Loan pursuant to the applicable Notice of Borrowing or Notice of Continuation or Conversion.


                                  Exhibit A-7

                  "Event of Default" has the meaning set forth in Section 6.1 of this Agreement.

                  "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the next higher 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if the day for which such rate is to be determined is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to the Administrative Agent on such day on such transactions, as reasonably determined by the Administrative Agent.

                  "Financing Documents" means this Agreement, the Notes, the Security Documents, any other document evidencing, relating to or securing the Notes delivered by or on behalf of the Company, and any other document or instrument delivered by or on behalf of the Company from time to time in connection with this Agreement, the Security Documents or the Notes, as such documents and instruments may be amended or supplemented from time to time.

                  "Fiscal Quarter" means any fiscal quarter of the Company.

                  "Fiscal Year" means any fiscal year of the Company.

                  "Fixed Charge Coverage Ratio" means, for any period, the ratio of (a) Consolidated EBITDA for such period less the aggregate amount actually paid by the Company and its Consolidated Subsidiaries during such period on account of Capital Expenditures to (b) Consolidated Fixed Charges for such period.

                  "Fixed Rate Loans" means Euro-Dollar Loans, Foreign Currency Loans or Transaction Rate Loans, or any one, or more, or all of them, as the context shall require.

                  "Foreign Currency Borrowing" has the meaning set forth in the definition of "Borrowing."

                  "Foreign Currency Loan" means a Loan to be made as a Foreign Currency Loan pursuant to the applicable Notice of Borrowing, and such


                                  Exhibit A-8
         term shall include, individually and collectively, as the context shall require, such Loans to the Company and to Russell Europe.

                  "Foreign Currency Loan Notes" means promissory notes of the Company, substantially in the form of Exhibit A-4 to the 1999 Credit Agreement, as to the Company, and Exhibit A-5 to the 1999 Credit Agreement, as to Russell Europe, evidencing the obligation of the Company to repay the Foreign Currency Loans, together with all amendments, consolidations, modifications, renewals and supplements thereto.

                  "FQ1," "FQ2," "FQ3," and "FQ4": when used with a numerical year designation, means the first, second, third or fourth Fiscal Quarters, respectively, of such Fiscal Year of the Company (e.g., FQ2 2001 means the second fiscal quarter of the Company's 2001 Fiscal Year, which Fiscal Quarter ends July 1, 2001).

                  "GAAP" means generally accepted accounting principles applied on a basis consistent with those which, in accordance with Section 5.2, are to be used in making the calculations for purposes of determining compliance with the terms of this Agreement.

                  "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to secure, purchase or pay, or advance or supply funds for the purchase or payment of, such Debt or other obligation, whether arising by virtue of partnership arrangements (including, without limitation, arising solely by virtue of the status of being a general partner in a partnership or participating as a joint venturer in a joint venture), by agreement to keep-well, to purchase assets, goods, securities or services, to provide collateral security, to take-or-pay, or to maintain financial statement conditions or otherwise, or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

                  "Guarantee and Collateral Agreement" means the Guarantee and Collateral Agreement made by the Company and certain of its Subsidiaries in favor of Collateral Agent, dated as of December 14, 2001.


                                  Exhibit A-9

                  "Guaranty" means the Guaranty Agreement, dated as of October 15, 1999, attached as Exhibit L to the 1999 Credit Agreement, executed by the Company, unconditionally Guaranteeing payment of the Foreign Currency Loans made to and the Foreign Currency Loan Note made by Russell Europe.

                  "Hazardous Materials" includes, without limitation, (a) solid or hazardous waste, as defined in the Resource Conservation and Recovery Act of 1980, 42 U.S.C. ss. 6901 et seq. and its implementing regulations and amendments, or in any applicable state or local law or regulation, (b) "hazardous substance", "pollutant", or "contaminant" as defined in CERCLA, or in any applicable state or local law or regulation, (c) gasoline, or any other petroleum product or by-product, including, crude oil or any fraction thereof, (d) toxic substances, as defined in the Toxic Substances Control Act of 1976, or in any applicable state or local law or regulation and (e) insecticides, fungicides, or rodenticides, as defined in the Federal Insecticide, Fungicide, and Rodenticide Act of 1975, or in any applicable state or local law or regulation, as each such Act, statute or regulation may be amended from time to time.

                  "High-Yield Notes" shall have the meaning set forth in section 5.17(n).

                  "Intercompany Receivables Agreements" shall mean, collectively, (i) the Amended and Restated Receivables Purchase and Sale Agreement dated as of August 3, 2001 by and between Russell Financial and the Company, (ii) the Amended and Restated Receivables Purchase and Sale Agreement dated as of August 3, 2001 by and between Russell Financial and Desoto Mills, Inc. and (iii) the Amended and Restated Receivables Purchase and Sale Agreement dated as of August 3, 2001 by and between Russell Financial and Cross Creek Apparel, LLC, in each case as originally executed or as such agreement may be from time to time supplemented, amended, renewed or extended.

                  "Intercreditor Agreement" means the Intercreditor and Agency Agreement among Collateral Agent and Secured Parties, dated as of December 14, 2001.

                  "Investment" means any investment in any Person, whether by means of (i) purchase or acquisition of all or substantially all of the assets of such Person (or of a division or line of business of such Person), including, without limitation, any Permitted Acquisition, (ii) purchase or acquisition of obligations or securities of such Person, including, without limitation, any Permitted Acquisition, (iii) capital contribution to such Person, (iv) loan or advance to such Person, (v) making of a time deposit with such Person, (vi) Guarantee or assumption of any obligation of such Person or (vii) by any other means, but excluding (A) trade advances in the ordinary course of the


                                  Exhibit A-10

         Company's business in accordance with historical practices existing on October 15, 1999 and (B) special extensions or renewals of credit made in accordance with the Company's credit policies to customers in troubled financial condition in order to maximize the Company's anticipated recovery or to protect a strategic source of supply or market.

                  "Issuing Bank" means First Union National Bank, in its capacity as issuer of any Letter of Credit.

                  "L/C Obligations" means, at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit that have not then been reimbursed pursuant to section 2.15(e) of the 1999 Credit Agreement.

                  "Letters of Credit" means the letters of credit issued pursuant to section 2.15 of the 1999 Credit Agreement.

                  "Lien" means, with respect to any asset, any mortgage, deed to secure debt, deed of trust, lien, pledge, charge, security interest, security title, preferential arrangement which has the practical effect of constituting a security interest or encumbrance, or encumbrance or servitude of any kind in respect of such asset to secure or assure payment of a Debt or a Guarantee, whether by consensual agreement or by operation of statute or other law, or by any agreement, contingent or otherwise, to provide any of the foregoing. For the purposes of this Agreement, the Company or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease, synthetic lease or other title retention agreement relating to such asset.

                  "Loan" means a Base Rate Loan, Euro-Dollar Loan, Syndicated Dollar Loan, Foreign Currency Loan, Swing Loan or Transaction Rate Loan, and "Loans" means Base Rate Loans, Euro-Dollar Loans, Syndicated Dollar Loans, Foreign Currency Loans, Swing Loans, Transaction Rate Loans, or any or all of them, as the context shall require.

                  "Margin Stock" means "margin stock" as defined in Regulations T, U or X.

                  "Material Adverse Effect" means, with respect to any event, act, condition, occurrence, cost or expenses of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding, but not including any event, act, condition, occurrence, cost or expense arising out of or relating to (i) the case styled


                                  Exhibit A-11

         Locke, et al. v. Russell Corporation, et al. or (ii) the Restructuring Program or the Restructuring Charges), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence, occurrences, costs or expenses, whether or not related, that causes a material adverse change in, or a material adverse effect upon, any of (a) the financial condition, operations, business, properties or prospects of the Company and its Consolidated Subsidiaries taken as a whole, (b) the rights and remedies of the holders of Notes or the Collateral Agent against the Company under any of the Financing Documents, or the ability of the Company to perform its obligations under the Financing Documents to which it is a party, as applicable, or (c) the legality, validity or enforceability of any Financing Document against the Company.

                  "Moody's" means Moody's Investors Service.

                  "Mortgage" means a mortgage, deed of trust, deed to secure debt, or other agreement executed by the Company or any of its Subsidiaries to grant and convey to the Collateral Agent a Lien upon any real property of the Company or any of its Subsidiaries.

                  "Multiemployer Plan" shall have the meaning set forth in
         section 4001(a)(3) of ERISA.

                  "Net Income" means, as applied to any Person for any period, the aggregate amount of net income of such Person, after taxes, for such period, as determined in accordance with GAAP.

                  "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

                  "Permitted Acquisition" means an acquisition of greater than 50% of the outstanding voting Capital Stock of a Person (or all or substantially all of the assets of a Person or a division or line of business of a Person) so long as: (i) the consideration paid by the Company or Subsidiary is capital stock of the Company; (ii) the proposed acquisition does not reduce Consolidated EBITDA during the period of four Fiscal Quarters preceding the effective date of such acquisition, determined as if such acquisition had been consummated prior to the commencement of such period and using the actual results of operations of such Person for such period; (iii) the acquisition does not require a cash investment by the Company to support working capital or increased projected Capital Expenditures and (iv) after giving effect to such acquisition, the Company is in compliance with the covenants set forth in Sections 5.20, 5.21 and 5.22 herein on a pro forma basis.


                                  Exhibit A-12

                  "Permitted Sale Leasebacks" shall have the meaning set forth in Section 5.5(b).

                  "Person" means an individual, a corporation, a partnership, a limited liability company, an unincorporated association, a trust or any other entity or organization, including, but not limited to, a government or political subdivision or an agency or instrumentality thereof.

                  "Plan" means at any time an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under section 412 of the Code and is either (i) maintained by a member of the Controlled Group for employees of any member of the Controlled Group or (ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding 5 plan years made contributions.

                  "Prime Rate" refers to that interest rate so denominated, set and published by Wachovia from time to time as an interest rate basis for borrowings. The Prime Rate is but one of several interest rate bases used by Wachovia. Wachovia lends at interest rates above and below the Prime Rate.

                  "Properties" means all real property owned, leased or otherwise used or occupied by the Company or any Subsidiary, wherever located.

                  "Receivables" means all rights of the Company or its Subsidiaries to payment, whether constituting an account, chattel paper, instrument, general intangible or otherwise, arising from the sale of goods or services (including rights under bill and hold arrangements) by the Company or its Subsidiaries (and including the right to payment of any interest or finance charges and other obligations with respect thereto) and the books and documents related thereto.

                  "Receivables Purchase Agreement" means (i) the Accounts Receivable Purchase Agreement dated as of January 31, 2002 by and among Russell Financial, the Company and SunTrust Bank or (ii) any agreement substantially identical to such Accounts Receivable Purchase Agreement, but pursuant to which the Company and its relevant Subsidiaries factor Receivables directly without first transferring them to Russell Financial, together in each case with any bill of sale delivered in connection therewith, in each case, as such agreements may be amended, restated, modified or otherwise supplemented with the prior written consent of the Required Holders (such consent not to be unreasonably withheld or delayed).


                                  Exhibit A-13

                  "Receivables Purchase Documents" means, collectively, the Receivables Purchase Agreement, the Intercompany Receivables Purchase Agreement and any and all other documents executed or delivered in connection with or pursuant to the Receivables Purchase Agreement.

                  "Redeemable Preferred Stock" of any Person means any preferred stock issued by such Person which is at any time prior to the maturity date stated in the first paragraph of the Note either (i) mandatorily redeemable (by sinking fund or similar payments or otherwise) or (ii) redeemable at the option of the holder thereof.

                  "Reported Net Income" means, for any period, the Net Income of the Company and its Consolidated Subsidiaries determined on a consolidated basis.

                  "Required Holders" means at any time holders of Notes having at least 51% of the aggregate principal amount of the Notes.

                  "Requirement of Law" means, as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                  "Restricted Payment" means (i) any dividend or other distribution on any shares of the Company's or any Subsidiary's Capital Stock (except dividends payable in shares of its Capital Stock) or (ii) any payment on account of the purchase, redemption, retirement or acquisition by the Company or any of its Subsidiaries of (a) any shares of the Company's or such Subsidiary's Capital Stock (except shares acquired upon the conversion thereof into other shares of such Capital Stock) or (b) any option, warrant or other right to acquire shares of the Company's or such Subsidiary's Capital Stock.

                  "Restrictive Agreement" means an agreement (other than any of the Financing Documents) that, if and for so long as the Company or any Subsidiary is a party thereto, would prohibit, condition or restrict the Company's or such Subsidiary's right to incur or repay Debt (including any of the Loans); grant Liens upon any of the Company's or such Subsidiary's Properties or other assets, whether real or personal; declare or make Restricted Payments; amend, modify, extend or renew any agreement evidencing Debt (including any of the Financing Documents); or repay any


                                  Exhibit A-14

         Debt owed by the Company to any Subsidiary or by any Subsidiary to the Company or another Subsidiary.

                  "Restructuring Charges" means any and all restructuring, relocation and other unusual charges incurred in connection with the Restructuring Program in Fiscal Years 1998 through 2001, not exceeding $357,000,000 on a pre-tax basis or $233,000,000 on an after-tax basis.

                  "Restructuring Program" means the restructuring program and related plans, including the establishment of a dual corporate headquarters, publicly announced by the Company on July 22, 1998, as amended, modified, extended or expanded through the Amendment No. 9 Effective Date.

                  "Revolving Extensions of Credit" as to any Bank at any time, an amount equal to the sum of (a) the aggregate principal amount of all Syndicated Dollar Loans and the Dollar Equivalent of the Foreign Currency Loans held by such Bank then outstanding, (b) such Bank's Revolving Percentage of the L/C Obligations then outstanding and (c) such Bank's Revolving Percentage of the aggregate principal amount of Swing Loans then outstanding.

                  "Revolving Percentage" as to any Bank at any time, the percentage which such Bank's Commitment then constitutes of the Total Commitments or, at any time after the Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Bank's Syndicated Dollar Loans and Foreign Currency Loans then outstanding constitutes of the aggregate principal amount of the Syndicated Dollar Loans and Foreign Currency Loans then outstanding, provided, that, in the event that the Syndicated Dollar Loans and Foreign Currency Loans are paid in full prior to the reduction to zero of the Total Revolving Extensions of Credit, the Revolving Percentages shall be determined in a manner designed to ensure that the other outstanding Revolving Extensions of Credit shall be held by the Banks on a comparable basis.

                  "Russell Financial" means Russell Financial Services, Inc., a Delaware corporation.

                  "S&P" means Standard & Poor's, a division of The McGraw-Hill Companies.

                  "Secured Debt" has the meaning given to such term in the Intercreditor Agreement.

                  "Secured Parties" has the meaning given to such term in the Intercreditor Agreement.


                                  Exhibit A-15

                  "Security Documents" means the Intercreditor Agreement, Guarantee and Collateral Agreement, the Collateral Agent Fee Letter and all other security agreements, Mortgages, collateral assignments, and other agreements securing, with the lien granted in favor of Collateral Agent, all of the Secured Debt for the benefit of the Secured Parties.

                  "Subsidiary" means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Company.

                  "Subsidiary Guarantor" means each Subsidiary of the Company that is party to the Guarantee and Collateral Agreement.

                  "Swing Loan" means a Loan made by Wachovia pursuant to section 2.01(b) of the 1999 Credit Agreement, which must be a Base Rate Loan or a Transaction Rate Loan.

                  "Swing Loan Note" means the promissory note of the Company, substantially in the form of Exhibit A-2 to the 1999 Credit Agreement, evidencing the obligation of the Company to repay the Swing Loans, together with all amendments, consolidations, modifications, renewals, and supplements thereto.

                  "Syndicated Dollar Loan Notes" means the promissory notes of the Company, substantially in the form of Exhibit A-1 to the 1999 Credit Agreement, evidencing the obligation of the Company to repay the Syndicated Dollar Loans, together with all amendments, consolidations, modifications, renewals and supplements thereto.

                  "Syndicated Dollar Loans" means Base Rate Loans or Euro-Dollar Loans made pursuant to the terms and conditions set forth in section
         2.01 of the 1999 Credit Agreement.

                  "Syndicated Loans" means Syndicated Dollar Loans and Foreign Currency Loans.

                  "Taxes" has the meaning set forth in section 2.13(d) of the 1999 Credit Agreement.

                  "Total Commitments" at any time, the aggregate amount of the Commitments then in effect.


                                  Exhibit A-16

                  "Total Revolving Extensions of Credit" at any time, the aggregate amount of the Revolving Extensions of Credit of the Banks outstanding at such time.

                  "Transaction Rate Loan" means a Swing Loan to be made as a Transaction Rate Loan pursuant to section 2.01(b) of the 1999 Credit Agreement.

                  "Unfunded Vested Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the present value of all vested nonforfeitable benefits under such Plan exceeds (ii) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the Controlled Group to the PBGC or the Plan under Title IV of ERISA.

                  "Wachovia" means Wachovia Bank, N.A., a national banking association, and its successors.

                  "Wholly Owned Subsidiary" means any Subsidiary all of the shares of capital stock or other ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by the Company.

                  5B.      Covenants. The Company agrees that, so long as any
amount remains unpaid on any Note:

                  SECTION 5.1. INFORMATION. The Company will deliver to each of the holders of Notes:

                  (a) as soon as available and in any event within 90 days after the end of each Fiscal Year, a consolidated balance sheet of the Company and its Consolidated Subsidiaries as of the end of such Fiscal Year and the related consolidated statements of income, shareholders' equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all certified by Ernst & Young LLP or other independent public accountants of nationally recognized standing, with such certification to be free of exceptions and qualifications not acceptable to the Required Holders;

                  (b) as soon as available and in any event within 45 days after the end of each of the first 3 Fiscal Quarters of each Fiscal Year, commencing with the Fiscal Year beginning on December 31, 2001, a consolidated balance sheet of the Company and its Consolidated Subsidiaries as of the end of such Fiscal Quarter and the related statement of income and statement of cash flows for such Fiscal Quarter and for the portion of the Fiscal Year ended at the end of such Fiscal Quarter,


                                  Exhibit A-17
setting forth in each case in comparative form the figures for the corresponding Fiscal Quarter and the corresponding portion of the previous Fiscal Year, all certified (subject to normal year-end adjustments) as to fairness of presentation, GAAP and consistency by the chief financial officer or the chief accounting officer of the Company;

                  (c) simultaneously with the delivery of each set of financial statements referred to in paragraphs (a) and (b) above, a certificate, substantially in the form of Exhibit F to the 1999 Credit Agreement (as in effect on the date hereof) (a "COMPLIANCE CERTIFICATE"), of the chief financial officer or the chief accounting officer of the Company (i) setting forth in reasonable detail the calculations required to establish whether the Company was in compliance with the requirements of Sections 5.5, 5.15, 5.16, 5.17, and 5.20 through 5.23, inclusive, on the date of such financial statements and (ii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto;

                  (d) simultaneously with the delivery of each set of annual financial statements referred to in paragraph (a) above, a statement of the firm of independent public accountants which reported on such statements to the effect that nothing has come to their attention to cause them to believe that any Default existed on the date of such financial statements;

                  (e) (i) as soon as available, and in any event no later than 45 days after the end of each Fiscal Year, the Company's "Annual Business Plan" for the current Fiscal Year and for the next three Fiscal Years, each prepared in a manner consistent with past practice and those previously provided to the holders of Notes and (ii) as soon as available, and in any event no later than 45 days after the end of each Fiscal Quarter, a quarterly update of the "Annual Business Plan" for the current Fiscal Year, which, in each case (A) shall be prepared in a manner consistent with past practice and in a form consistent with that previously provided to the holders of Notes and (B) accompanied by a certificate of the chief financial officer or chief accounting officer of the Company stating that such plan is based on reasonable estimates, information and assumptions and that such officer has no reason to believe that such plan is incorrect or misleading in any material respect;

                  (f) simultaneously with the delivery of each set of financial statements referred to in paragraph (b) above, an updated business forecast, in form reasonably acceptable to the Required Holders (detailing projected changes in financial position and projected income and a description of the underlying assumptions applicable thereto) and accompanied by a certificate of the chief financial officer or the chief accounting officer of the Company stating that such business forecast is based on reasonable estimates, information and assumptions


                                  Exhibit A-18
and that such officer has no reason to believe that such business forecast is incorrect or misleading in any material respect;


                  (g) within 5 Domestic Business Days after the Company becomes aware of the occurrence of any Default, a certificate of the chief financial officer or the chief accounting officer of the Company setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto;

                  (h) promptly upon the mailing thereof to the shareholders of the Company generally, copies of all financial statements, reports and proxy statements so mailed;

                  (i) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and annual, quarterly or monthly reports which the Company shall have filed with the Securities and Exchange Commission;

                  (j) if and when any member of the Controlled Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA, a copy of such notice; or (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate or appoint a trustee to administer any Plan, a copy of such notice; and

                  (k) from time to time such additional information regarding the financial position or business of the Company and its Subsidiaries as any holder of Notes may reasonably request.

                  SECTION 5.2. INSPECTION OF PROPERTY, BOOKS AND RECORDS. The Company will (i) keep, and cause each Subsidiary to keep, proper books of record and account in which full, true and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities; and (ii) permit, and cause each Subsidiary to permit, representatives of any holder of Notes at such holder's expense prior to the occurrence of a Default and at the Company's expense during the existence of a Default to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants. The Company agrees to cooperate and assist in such visits and


                                  Exhibit A-19
 inspections, in each case upon reasonable notice and at such reasonable times and as often as may reasonably be desired.

                  SECTION 5.3 MAINTENANCE OF EXISTENCE. The Company shall, and shall cause each Subsidiary to, maintain its corporate existence (except that it may become a Delaware corporation) and carry on its business in substantially the same manner and in substantially the same fields as such business is now carried on and maintained, except as permitted by Section 5.5.

                  SECTION 5.4 [RESERVED]

                  SECTION 5.5. CONSOLIDATIONS, MERGERS AND SALES OF ASSETS (a) The Company shall not, nor shall it permit any Subsidiary to, enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of all or substantially all of its property or business, except that (i) any Subsidiary may be merged or consolidated with or into the Company (provided that the Company shall be the continuing or surviving corporation) or with or into any Subsidiary Guarantor other than Russell Europe (provided that the Subsidiary Guarantor shall be the continuing or surviving corporation); (ii) any Subsidiary may Dispose of any or all of its assets (x) to the Company or any Subsidiary Guarantor other than Russell Europe (upon voluntary liquidation or otherwise) or
(y) pursuant to a Disposition permitted by paragraph (b) below; and (iii) any Investment expressly permitted by Section 5.16 may be structured as a merger, consolidation or amalgamation.

                  (b) The Company shall not, nor shall it permit any Subsidiary to, Dispose of any of its property, whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Capital Stock to any Person, except (i) the Disposition of obsolete or worn out property in the ordinary course of business; (ii) the sale of inventory in the ordinary course of business; (iii) the purchase by Russell Financial, and the sale by the Company and certain of its Subsidiaries, of Receivables pursuant to the Intercompany Receivables Agreements; (iii) Dispositions permitted by clause (ii) of paragraph (a) above; (iv) the sale or issuance of any Subsidiary's Capital Stock to the Company or any Subsidiary Guarantor other than Russell Europe; (v) Dispositions of Accounts and Related Assets (as those terms are defined in the Receivables Purchase Agreement) with an aggregate fair market value not to exceed $50,000,000 pursuant to the Receivables Purchase Agreement (provided that such Dispositions described in this clause (v) shall only be permitted between July 1, 2002 and October 31, 2002 and only at any time during which the aggregate outstanding principal amount of all Syndicated Dollar Loans and Swing Loans of the Banks and the Dollar Equivalent of the Foreign Currency Loans of the Banks equals or exceeds $225,000,000 (with the proceeds thereof having been used for the normal ongoing business and working capital needs of the Company and its Subsidiaries)); (vi) the sale and leaseback of


                                  Exhibit A-20
the Company's distribution centers in Columbus, Georgia and Montgomery, Alabama for sale prices of at least $10,000,000 and $14,000,000, respectively (provided that such sale and leaseback transactions must close on or prior to May 31, 2002 (the "PERMITTED SALE LEASEBACKS")); and (vii) the sale of assets of the Company and its Subsidiaries listed on Schedule 5.5 hereof which have been categorized as "assets held for sale" by the Company; and (viii) the Disposition of other property having a fair market value not to exceed $5,000,000 in the aggregate for any Fiscal Year.

                  SECTION 5.6.  [RESERVED]

                  SECTION 5.7. COMPLIANCE WITH LAWS; PAYMENT OF TAXES. The Company will, and will cause each of its Subsidiaries and each member of the Controlled Group to, comply with applicable laws (including but not limited to ERISA), regulations and similar requirements of governmental authorities (including but not limited to PBGC), except where the necessity of such compliance is being contested in good faith through appropriate proceedings diligently pursued. The Company will, and will cause each of its Subsidiaries to, pay promptly when due all taxes, assessments, governmental charges, claims for labor, supplies, rent and other obligations which, if unpaid, might become a Lien against the property of the Company or any Subsidiary, except liabilities being contested in good faith and against which reserves in conformity with GAAP with respect thereto have been provided on the books of the Company or the relevant Subsidiary.

                  SECTION 5.8. INSURANCE. The Company will maintain, and will cause each of its Subsidiaries to maintain (either in the name of the Company or in such Subsidiary's own name), with financially sound and reputable insurance companies, insurance on all its property in at least such amounts and against at least such risks (including on all its property, and public liability and worker's compensation) as are usually insured against in the same general area by companies of established repute engaged in the same or similar business including, but not limited to, the insuring, at the Company's expense, of all "assets held for sale" as identified on Schedule 5.5 hereof.

                  SECTION 5.9. CHANGE IN FISCAL YEAR. The Company will not change its Fiscal Year, and will not permit any Consolidated Subsidiary to have a fiscal year other than the Fiscal Year, without the prior written consent of the Required Holders.

                  SECTION 5.10. MAINTENANCE OF PROPERTY. Except as permitted by
Section 5.5 or in connection with the Restructuring Program, the Company shall, and shall cause each Subsidiary to, maintain all of its properties and assets (including all "assets held for sale" as identified in Schedule 5.5) in good condition, repair and working order, ordinary wear and tear excepted.


                                  Exhibit A-21

                  SECTION 5.11. ENVIRONMENTAL NOTICES. The Company shall furnish to all holders of Notes prompt written notice of all material Environmental Liabilities of which the Company has notice, pending, threatened or anticipated Environmental Proceedings of which the Company has notice, Environmental Notices, Environmental Judgments and Orders, and Environmental Releases at, on, in, under or in any way affecting the Properties or any adjacent property, and all facts, events, or conditions that could lead to any of the foregoing.

                  SECTION 5.12. ENVIRONMENTAL MATTERS. The Company and its Subsidiaries will not, and will not permit any Third Party to, use, produce, manufacture, process, treat, recycle, generate, store, dispose of, manage at, or otherwise handle, or ship or transport to or from the Properties any Hazardous Materials except for Hazardous Materials used, produced, manufactured, processed, treated, recycled, generated, stored, disposed, managed, or otherwise handled in the ordinary course of business in material compliance with all applicable Environmental Requirements.

                  SECTION 5.13. ENVIRONMENTAL RELEASE. The Company agrees that upon the occurrence of a material Environmental Release at or on any of the Properties it will act immediately to investigate the extent of, and to take appropriate remedial action to eliminate, such Environmental Release, whether or not ordered or otherwise directed to do so by any Environmental Authority.

                  SECTION 5.14. TRANSACTIONS WITH AFFILIATES. Neither the Company nor any of its Subsidiaries shall enter into, or be a party to, any transaction with any Affiliate of the Company or such Subsidiary (which Affiliate may be Russell Europe but is not the Company or any other Wholly Owned Subsidiary), except as permitted by law and in the ordinary course of business and pursuant to reasonable terms which are no less favorable to Company or such Subsidiary than would be obtained in a comparable arm's length transaction with a Person which is not an Affiliate, and except for Investments permitted by
Section 5.16.
                  SECTION 5.15. RESTRICTED PAYMENTS. Neither the Company nor any of its Subsidiaries shall declare or make any Restricted Payment, except that
(i) any Subsidiary may make Restricted Payments to the Company or any Subsidiary Guarantor (other than Russell Europe) and (ii) so long as no Default or Event of Default is continuing (before or after giving effect to such Restricted Payment), the Company may (a) pay dividends with respect to the Capital Stock of the Company in an amount during any Fiscal Quarter not exceeding $0.04 per share of the Company's issued and outstanding common Capital Stock, (b) make payments in the ordinary course of the Company's business in connection with an employee stock option, bonus, stock purchase or other benefit plans of the Company on account of (1) the repurchase of the Company's Capital Stock, (2) options, warrants or other


                                  Exhibit A-22
rights to acquire shares of the Company's Capital Stock, or (3) other awards issued or granted under such plans or (c) otherwise repurchase the Company's Capital Stock so long as at the time of such purchase (and after giving effect to such purchase), the Fixed Charge Coverage Ratio for the period of four consecutive Fiscal Quarters then most recently ended is greater than or equal to
1.40 to 1.00.

                  SECTION 5.16. INVESTMENTS. From and after the Amendment No. 9 Effective Date, neither the Company nor any of its Subsidiaries shall make Investments in any Person except (i) loans or advances to officers, directors and employees (1) for relocation expenses in connection with the Restructuring Program and (2) for other purposes not exceeding $3,000,000 in the aggregate principal amount outstanding at any time, in each case made in the ordinary course of business in accordance with historical practices existing on the Amendment No. 9 Effective Date; (ii) deposits required by government agencies or public utilities (including pertaining to taxes and other similar charges),
(iii) Investments in direct obligations of the United States Government or any agency thereof maturing within one year after the date of Investment, (iv) Investments in certificates of deposit issued by a commercial bank whose credit is satisfactory to the Administrative Agent and in certificates of deposit issued by any banking subsidiary of Wachovia Corporation, AmSouth Bancorporation, SunTrust Bank, Inc., Aliant National Corporation, Comerica Bank, JP Morgan Chase Bank, First Union National Bank or any Person who succeeds to all, or substantially all, of the assets or business of any thereof, (v) Investments in commercial paper rated A1 or the equivalent thereof by S&P or P1 or the equivalent thereof by Moody's and in either case maturing within 270 days after the date of acquisition, (vi) Investments in tender bonds the payment of the principal of and interest on which is fully supported by a letter of credit issued by a United States bank whose long-term certificates of deposit are rated at least AA or the equivalent thereof by S&P and Aa or the equivalent thereof by Moody's, (vii) Investments in variable rate demand bonds maturing or with optional puts within one year or less from the date of acquisition thereof, which, at the time of acquisition by the Company or Subsidiary, are rated not lower than A or A-1 by S&P and not lower than A2 or P-1 by Moody's, (viii) intercompany loans by the Company or any Subsidiary (other than Russell Europe) to the Company or any Subsidiary Guarantor (other than Russell Europe), (ix) Investments in Frontier Yarns LLC in an aggregate amount not to exceed $9,900,000 (provided, that any cash Investments made in Frontier Yarns LLC shall be limited to the proceeds of the Dispositions of the Company's Lafayette and Gwaltney facilities and the equipment related thereto, (x) the transfer of certain Receivables pursuant to the Intercompany Receivables Agreements and/or the Receivables Purchase Agreement to the extent otherwise permitted by this Agreement; (xi) Permitted Acquisitions; (xii) Guarantees otherwise permitted by
Section 5.17; and (xiii) other Investments (including joint venture and partnership investments, minority interests and loans to strategic partners) which do not exceed an aggregate amount of $5,000,000 in any Fiscal Year.


                                  Exhibit A-23

                  SECTION 5.17. PERMITTED LIENS AND DEBT. The Company will not, nor will it permit any Consolidated Subsidiary to, create, assume or suffer to exist any Lien upon any Properties, or other assets, whether real or personal property, now owned or hereafter acquired by the Company or such Subsidiary or incur Debt, except as follows:

                  (a) any Lien or Debt that is in existence on the date hereof and that is described on Schedule 5.17 and any refinancings, refundings, renewals or extensions of such Debt (without increasing, or shortening the maturity of, the principal amount thereof);

                  (b) any Lien existing on any specific fixed asset of any Person at the time such Person becomes a Consolidated Subsidiary and not created in contemplation of such event;

                  (c) any Lien on any specific fixed asset securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring, constructing or improving such asset, provided that such Lien attaches to such asset concurrently with or within 6 months after the acquisition, completion, construction or improvement thereof;

                  (d) any Lien on any specific fixed asset of any Person existing at the time such Person is merged or consolidated with or into the Company or a Consolidated Subsidiary and not created in contemplation of such event;

                  (e) any Lien existing on any specific fixed asset prior to the acquisition thereof by the Company or a Consolidated Subsidiary and not created in contemplation of such acquisition;

                  (f) any Lien securing Debt owing by any Subsidiary to the Company or to any Wholly Owned Subsidiary;

                  (g) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by this Section, provided that (i) such Debt is not secured by any additional assets, and (ii) the amount of such Debt secured by any such Lien is not increased;

                  (h) any statutory Lien (other than a Lien arising under ERISA or for past due taxes) incidental to the conduct of its business or the ownership of its assets which (i) does not secure Debt, (ii) if such Lien attaches to or otherwise affects any of the Collateral, no enforcement or foreclosure proceedings in respect of such statutory Lien are commenced, and any indebtedness secured by such Lien is not past due or payable (unless such indebtedness is being actively contested in good faith and by appropriate proceedings), and (iii) does not in the aggregate


                                  Exhibit A-24
materially detract from the value of its assets or materially impair the use thereof in the operation of its business;

                  (i)      any Lien on Margin Stock;

                  (j) any Debt incurred under the Financing Documents and any other Debt secured under the Security Documents as permitted by the terms thereof;

                  (k)      any Lien created pursuant to the Security Documents;

                  (l) any Debts and Liens on the Receivables and general intangibles related thereto pursuant to the Receivables Purchase Agreement (it being understood however that it is intended by the parties hereto and thereto that the sale of the Receivables pursuant to the Receivables Purchase Agreement constitute a true sale of Receivables and not Debt);

                  (m) Debt of the Company to a Wholly Owned Subsidiary and Debt of a Consolidated Subsidiary to the Company or another Wholly Owned Subsidiary;

                  (n) Debt consisting of senior unsecured or senior subordinated debt securities of the Company (the "HIGH-YIELD NOTES") in an aggregate principal amount of not less than $150.0 million and containing terms that are customary for the U.S. high-yield market issued by a company of comparable credit quality as the Company provided that (i) the Company shall determine the manner in which the High-Yield Notes shall be placed, (ii) the bullet maturity of any High-Yield Notes shall not be earlier than six months after the final maturity of any of the "Loans", as such term is defined in the Intercreditor Agreement, and (iii) the application of proceeds of the High-Yield Notes shall be as agreed between the Company and the Required Holders;

                  (o) Debt and Liens incurred pursuant to any Permitted Sale Leaseback;

                  (p) Other Debt, including capital leases, in an aggregate amount not to exceed $5,000,000 at any one time outstanding;

                  (q) Guarantees and other obligations of the Company and its Subsidiaries under the Receivables Purchase Documents; and

                  (r) Debt in respect of commercial letters of credit issued in connection with the purchase of inventory or other goods or services by the Company and its Subsidiaries in the ordinary course of business; provided, that the aggregate face amount of all such commercial letters of credit shall not at any time exceed $10,000,000.


                                  Exhibit A-25

                  SECTION 5.18. RESTRICTIVE AGREEMENTS. The Company shall not, nor shall it permit any Subsidiary to, enter into or become a party to any Restrictive Agreement; provided, however, that the foregoing shall not apply to
(i) Restrictive Agreements existing on the Amendment No. 9 Effective Date and identified on Schedule 5.18 and any replacement or substitution thereof otherwise permitted by this Agreement (but shall apply to any amendment, modification or substitution expanding the scope of any restriction or condition contained in any such Restrictive Agreement), (ii) restrictions or conditions imposed by any Restrictive Agreement evidencing or governing secured Debt that is permitted by this Agreement if such restrictions or conditions apply only to the Properties securing such Debt, (iii) customary provisions in leases and other contracts restricting the assignment thereof, (iv) the restrictions on the granting of Liens contained in the indenture or indentures pursuant to which the High Yield Notes are issued (provided that the provisions of such indenture or indentures expressly permit the Liens granted pursuant to the Financing Documents) and (v) provisions with respect to the disposition or distribution of assets or property in joint venture agreements and other similar agreements entered into after the Amendment No. 9 Effective Date in the ordinary course of business and otherwise permitted under this Agreement (which provisions apply only to the property subject to such joint venture or similar agreement).

                  SECTION 5.19.  [RESERVED]


                  SECTION 5.20. DEBT/EBITDA RATIO. The Company shall not, on any date during any Fiscal Quarter set forth below, permit the Debt/EBITDA Ratio to be greater than the ratio set forth below for such Fiscal Quarter:


                           Fiscal Quarter                                           Ratio
                           --------------                                           -----
                           FQ 4 2001                                            3.25 to 1.00

                           FQ 1 2002                                            3.65 to 1.00

                           FQ 2 2002                                            3.75 to 1.00

                           FQ 3 2002                                            3.65 to 1.00

                           FQ 4 2002                                            2.65 to 1.00

                           FQ 1 2003                                            3.00 to 1.00

                           FQ 2 2003                                            3.00 to 1.00



                                  Exhibit A-26


                           FQ 3 2003                                            3.00 to 1.00

                           FQ 4 2003                                            2.50 to 1.00

                           FQ 1 2004                                            2.75 to 1.00

                           FQ 2 2004                                            2.75 to 1.00

                           FQ 3 2004                                            2.75 to 1.00

                           FQ 4 2004                                            2.50 to 1.00


                  SECTION 5.21. MINIMUM CONSOLIDATED NET WORTH. The Company shall not permit Consolidated Net Worth at any time to be less than the sum of
(i) $415,000,000, (ii) 50% of Reported Net Income for each Fiscal Quarter (beginning with the Fiscal Quarter ending March 31, 2002) for which Reported Net Income is positive, calculated quarterly at the end of each such Fiscal Quarter, and (iii) 100% of the cumulative net proceeds of Capital Stock received during any period after the Amendment No. 9 Effective Date, calculated quarterly at the end of each Fiscal Quarter.

                  SECTION 5.22. DEBT SERVICE COVERAGE RATIO. The Company shall not permit the Debt Service Coverage Ratio for any period of four consecutive Fiscal Quarters ending with any Fiscal Quarter set forth below to be less than the ratio set forth below opposite such Fiscal Quarter:


                           Fiscal Quarter                                           Ratio
                           --------------                                           -----
                           FQ 4 2001                                            1.60 to 1.00

                           FQ 1 2002                                            1.60 to 1.00

                           FQ 2 2002                                            1.60 to 1.00

                           FQ 3 2002                                            1.90 to 1.00

                           FQ 4 2002                                            1.65 to 1.00

                           FQ 1 2003                                            1.70 to 1.00

                           FQ 2 2003                                            1.75 to 1.00

                           FQ 3 2003                                            1.75 to 1.00

                           FQ 4 2003                                            1.75 to 1.00

                           FQ 1 2004                                            1.75 to 1.00




                                  Exhibit A-27



                           FQ 2 2004                                            1.75 to 1.00

                           FQ 3 2004                                            1.75 to 1.00

                           FQ 4 2004                                            1.75 to 1.00


                  SECTION 5.23. CAPITAL EXPENDITURES. Neither the Company nor any of its Consolidated Subsidiaries shall make or commit to make any Capital Expenditure, except Capital Expenditures of the Company and its Consolidated Subsidiaries in the ordinary course of business during the 2002, 2003 and 2004 Fiscal Years not to exceed $40,000,000 in the aggregate during any such Fiscal Year; provided, that (a) up to $10,000,000 of such amount for any such Fiscal Year, if not so expended in the Fiscal Year for which it is permitted, may be carried over for expenditure in the next succeeding Fiscal Year and (b) Capital Expenditures made pursuant to this Section during any Fiscal Year shall be deemed made, first, in respect of amounts permitted for such Fiscal Year as provided above and, second, in respect of amounts carried over from the prior Fiscal Year pursuant to clause (a) above.


                                  Exhibit A-28

                                                                    SCHEDULE 5.5
                                                              to Amendment No. 9


                       LOCATION/DESCRIPTION                               ACREAGE/SQ. FOOTAGE
-----------------------------------------------------------------------------------------------------
MARIANNA DISTRIBUTION CENTER                                              259,271 sq. ft./21.5 Acres
MARIANNA, FL

FLOYD, VA FACILITY                                                        50,904 sq. ft./11.51 Acres

ASHLAND, AL FACILITY                                                        29,000 sq. ft./4.5 Acres

COOSA T&E FACILITY                                                           50,350 sq. ft./17 Acres
ALEXANDER CITY, AL

LAFAYETTE, AL FACILITY                                                      81,750 sq. ft./9.9 Acres

SYLACAUGA, AL FACILITY                                                    137,485 sq. ft./12.5 Acres

COOSA #2 PLANT                                                              157,697 sq. ft./20 Acres
ALEXANDER CITY, AL

COOSA #1 PLANT                                                             126,574 sq. ft./ 23 Acres
ALEXANDER CITY, AL

PERSONNEL BUILDING                                                            21,930 sq. ft./5 Acres
ALEXANDER CITY, AL

R&D BUILDING                                                                  42,464 sq. ft./5 Acres
ALEXANDER CITY, AL

MT. AIRY, NC                                                              152,268 sq. ft./14.8 Acres
KNITTING PLANT

SURPLUS LAND                                                                                93 Acres
CARTHAGE, NC

MT. AIRY, NC                                                             214,000 sq. ft./24.50 Acres
DISTRIBUTION CENTER

MT. AIRY, NC                                                                            74,748 sq ft
FRANKLIN STREET

FT PIERCE MALL                                                                         151,690 sq ft
FT. PIERCE, FL

FT WALTON MALL                                                                          44,125 sq ft
FT. WALTON, FL

ALEXANDER CITY, AL                                                                      14,060 sq ft


DOWNTOWN OFFICES

COMMANDER HOUSE
ALEXANDER CITY, AL

5 ACRE TRACT - ACROSS FROM RETAIL STORE
ALEXANDER CITY, AL

5.8 ACRE TRACT ON US280
ALEXANDER CITY, AL

10 ACRE TRACT BETWEEN AIRPORT RD. & US280
ALEXANDER CITY, AL

20 ACRE TRACT ON ELKAHATCHEE STREET
ALEXANDER CITY, AL

64 ACRE TRACT ACROSS FROM CENTRAL ALABAMA
COMMUNITY COLLEGE
ALEXANDER CITY, AL

12 ACRE TRACT AT INTERSECTION OF US280 & AL63
ALEXANDER CITY, AL

1.55 ACRE TRACT BETWEEN TECH CENTER & RADNEY SCHOOL
ALEXANDER CITY, AL

17.5 ACRE TRACT BETWEEN RADNEY SCHOOL & SPORTSPLEX
ALEXANDER CITY, AL

CITATION COMMERCIAL JET -1990 MODEL

1,700 ACRE RUSSELL POND TRACT
ALEXANDER CITY, AL

                                                                  SCHEDULE 5.17
                                                             to Amendment No. 9


PERMITTED LIENS AND DEBTS

         1.       UCC Financing Statements and Tax Liens

------------------- ------------------- ----------------- ------------------- ---------------- ---------------------------
      Debtor          Secured Party       Jurisdiction       File Number         File Date             Collateral
------------------- ------------------- ----------------- ------------------- ---------------- ---------------------------
   Cross Creek         Pitney Bowes      North Carolina       001490763           8/11/97         Specified Equipment
  Apparel, Inc.     Credit Corporation    Secretary of
                                             State
------------------- ------------------- ----------------- ------------------- ---------------- ---------------------------
   Cross Creek          Associates       North Carolina      19980038254          6/23/98         Specified Equipment
  Apparel, Inc.       Leasing, Inc.       Secretary of
                                             State
------------------- ------------------- ----------------- ------------------- ---------------- ---------------------------
   Cross Creek       Telimagine, Inc.    North Carolina      20000008199          1/24/00         Specified Equipment
  Apparel, Inc.                           Secretary of
                    Assignee: Conseco        State
                      Finance Vendor
                         Services
                       Corporation

                    Assigned to Wells
                     Fargo Financial
                      Leasing, Inc.
------------------- ------------------- ----------------- ------------------- ---------------- ---------------------------
   Cross Creek         Pitney Bowes      North Carolina      20000035920          4/7/00          Specified Equipment
  Apparel, Inc.     Credit Corporation    Secretary of
                                             State
------------------- ------------------- ----------------- ------------------- ---------------- ---------------------------
   Cross Creek       Western Carolina    North Carolina      20000123088         12/20/00       Specified equipment and
  Apparel, Inc.       Forklift, Inc.      Secretary of                                         all attachments and parts
                        Assignee:            State
                         The CIT
                     Group/Equipment
                     Financing, Inc.
------------------- ------------------- ----------------- ------------------- ---------------- ---------------------------

------------------- ------------------- ----------------- ------------------- ---------------- ---------------------------
      Debtor          Secured Party       Jurisdiction       File Number         File Date             Collateral
------------------- ------------------- ----------------- ------------------- ---------------- ---------------------------
   Cross Creek      OMNOVA Solutions,    North Carolina      200105042981         7/26/01      Specified consigned goods
 Apparel, LLC as    Inc. as successor     Secretary of
   successor in       in interest to         State                            Amended 9/5/01
interest to Cross        GenCorp
  Creek Apparel,       Performance
       Inc.             Chemicals
------------------- ------------------- ----------------- ------------------- ---------------- ---------------------------
   Cross Creek      Russell Financial    North Carolina      20010508519L         8/7/01         Receivables, customer
   Apparel, LLC       Services, Inc.      Secretary of                                             agreements, goods,
                                             State                                             security for receivables,
                                                                                                 books and records, and
                                                                                                        proceeds
------------------- ------------------- ----------------- ------------------- ---------------- ---------------------------
   Cross Creek        Wachovia Bank,     North Carolina      20010508526H         8/7/01           Accounts, Payment
   Apparel, LLC       N.A., as Agent      Secretary of                                          Intangibles, Supporting
                                             State                                             Obligations, rights under
                                                                                                Receivables Purchase and
                                                                                                Sale Agreement, Deposit
                                                                                                 Accounts, money, books
                                                                                               and records, and proceeds
------------------- ------------------- ----------------- ------------------- ---------------- ---------------------------
   Cross Creek          Associates       Surry County,        98-001171           6/24/98         Specified Equipment
  Apparel, Inc.       Leasing, Inc.      North Carolina
------------------- ------------------- ----------------- ------------------- ---------------- ---------------------------
   Cross Creek       Vanguard Supreme    Surry County,        00-000893           4/12/00         Specified Equipment
  Apparel, Inc.                          North Carolina
------------------- ------------------- ----------------- ------------------- ---------------- ---------------------------
   Cross Creek       Western Carolina    Surry County,        00-002495          12/20/00              Specified
  Apparel, Inc.       Forklift, Inc.     North Carolina                                                 Equipment
                      Assignee: The
                       CIT Group /
                        Equipment
                     Financing, Inc.
------------------- ------------------- ----------------- ------------------- ---------------- ---------------------------
   Cross Creek      Russell Financial       Alabama         B2001-30931FS         8/6/01         Receivables, customer
   Apparel, LLC       Services, Inc.      Secretary of                                             agreements, goods,
                                             State                                             security for receivables,
                                                                                                 books and records, and
                                                                                                        proceeds
------------------- ------------------- ----------------- ------------------- ---------------- ---------------------------

------------------- ------------------- ----------------- ------------------- ---------------- ---------------------------
      Debtor          Secured Party       Jurisdiction       File Number         File Date             Collateral
------------------- ------------------- ----------------- ------------------- ---------------- ---------------------------
   Cross Creek        Wachovia Bank,        Alabama         B2001-30936FS         8/6/01           Accounts, Payment
   Apparel, LLC       N.A., as Agent      Secretary of                                          Intangibles, Supporting
                                             State                                             Obligations, rights under
                                                                                                Receivables Purchase and
                                                                                                Sale Agreement, Deposit
                                                                                                 Accounts, money, books
                                                                                               and records, and proceeds
------------------- ------------------- ----------------- ------------------- ---------------- ---------------------------
   Cross Creek      Russell Financial     Cobb County,       033200109712         8/6/01         Receivables, customer
   Apparel, LLC       Services, Inc.        Georgia                                                agreements, goods,
                                                                                               security for receivables,
                                                                                                 books and records, and
                                                                                                        proceeds
------------------- ------------------- ----------------- ------------------- ---------------- ---------------------------
   Cross Creek        Wachovia Bank,      Cobb County,       033200109717         8/6/01           Accounts, Payment
   Apparel, LLC       N.A., as Agent        Georgia                                             Intangibles, Supporting
                                                                                               Obligations, rights under
                                                                                                Receivables Purchase and
                                                                                                Sale Agreement, Deposit
                                                                                                 Accounts, money, books
                                                                                               and records, and proceeds
------------------- ------------------- ----------------- ------------------- ---------------- ---------------------------
   Cross Creek        Wachovia Bank,      Cobb County,       033200109718         8/6/01           Accounts, Payment
  Holdings, Inc.      N.A., as Agent        Georgia                                             Intangibles, Supporting
                                                                                                  Obligations, Deposit
                                                                                                 Accounts, money, books
                                                                                               and records, and proceeds
------------------- ------------------- ----------------- ------------------- ---------------- ---------------------------
   Cross Creek        Wachovia Bank,        Delaware         20011046510          8/28/01          Accounts, Payment
  Holdings, Inc.      N.A., as Agent      Secretary of                                          Intangibles, Supporting
                                             State                                                Obligations, Deposit
                                                                                                 Accounts, money, books
                                                                                               and records, and proceeds
------------------- ------------------- ----------------- ------------------- ---------------- ---------------------------
DeSoto Mills, Inc.  Russell Financial       Alabama         B2001-30930FS         8/6/01         Receivables, customer
                      Services, Inc.      Secretary of                                             agreements, goods,
                                             State                                             security for receivables,
                                                                                                 books and records, and
                                                                                                        proceeds
------------------- ------------------- ----------------- ------------------- ---------------- ---------------------------

------------------- ------------------- ----------------- ------------------- ---------------- ---------------------------
      Debtor          Secured Party       Jurisdiction       File Number         File Date             Collateral
------------------- ------------------- ----------------- ------------------- ---------------- ---------------------------
DeSoto Mills, Inc.    Wachovia Bank,        Alabama         B2001-30935FS         8/6/01           Accounts, General
                      N.A., as Agent      Secretary of                                         Intangibles, rights under
                                             State                                              Receivables Purchase and
                                                                                                Sale Agreement, Deposit
                                                                                                 Accounts, money, books
                                                                                               and records, and proceeds
------------------- ------------------- ----------------- ------------------- ---------------- ---------------------------
DeSoto Mills, Inc.  Russell Financial     Cobb County,       033200109713         8/6/01         Receivables, customer
                      Services, Inc.        Georgia                                                agreements, goods,
                                                                                               security for receivables,
                                                                                                 books and records, and
                                                                                                        proceeds
------------------- ------------------- ----------------- ------------------- ---------------- ---------------------------
DeSoto Mills, Inc.    Wachovia Bank,      Cobb County,       033200109716         8/6/01           Accounts, General
                      N.A., as Agent        Georgia                                            Intangibles, rights under
                                                                                                Receivables Purchase and
                                                                                                Sale Agreement, Deposit
                                                                                                 Accounts, money, books
                                                                                               and records, and proceeds
------------------- ------------------- ----------------- ------------------- ---------------- ---------------------------
Russell Financial     Wachovia Bank,        Alabama         B2001-30933FS         8/6/01           Accounts, General
  Services, Inc.      N.A., as Agent      Secretary of                                          Intangibles, Supporting
                                             State                                             Obligations, rights under
                                                                                                Receivables Purchase and
                                                                                                Sale Agreements, Deposit
                                                                                                 Accounts, money, books
                                                                                               and records, and proceeds
------------------- ------------------- ----------------- ------------------- ---------------- ---------------------------
Russell Financial     Wachovia Bank,      Cobb County,       033200109715         8/6/01           Accounts, General
  Services, Inc.      N.A., as Agent        Georgia                                             Intangibles, Supporting
                                                                                               Obligations, rights under
                                                                                                Receivables Purchase and
                                                                                                Sale Agreements, Deposit
                                                                                                 Accounts, money, books
                                                                                               and records, and proceeds
------------------- ------------------- ----------------- ------------------- ---------------- ---------------------------

------------------- ------------------- ----------------- ------------------- ---------------- ---------------------------
      Debtor          Secured Party       Jurisdiction       File Number         File Date             Collateral
------------------- ------------------- ----------------- ------------------- ---------------- ---------------------------
Russell Financial     Wachovia Bank,       Tennessee          301-089644          8/6/01           Accounts, General
  Services, Inc.      N.A., as Agent      Secretary of                                          Intangibles, Supporting
                                             State                                             Obligations, rights under
                                                                                                Receivables Purchase and
                                                                                                Sale Agreements, Deposit
                                                                                                 Accounts, money, books
                                                                                               and records, and proceeds
------------------- ------------------- ----------------- ------------------- ---------------- ---------------------------
     Russell         Thompson Tractor     Mississippi          01450813           7/17/00         Specified Equipment
  Corporation -         Co., Inc.         Secretary of
Jerzees Mossy Oak                            State
   Apparel Co.
------------------- ------------------- ----------------- ------------------- ---------------- ---------------------------
     Russell          Fleet Leasing       Mississippi          01473623          10/23/00           Leased Equipment
   Corporation         Corporation        Secretary of
                                             State
------------------- ------------------- ----------------- ------------------- ---------------- ---------------------------
     Russell         Thompson Tractor     Mississippi,          00-775            7/5/00          Specified Equipment
  Corporation -         Co., Inc.         Clay County
Jerzees Mossy Oak
   Apparel Co.
------------------- ------------------- ----------------- ------------------- ---------------- ---------------------------
     Russell          Fleet Leasing       Mississippi,         00-1289           10/23/00           Leased Equipment
   Corporation         Corporation        Clay County
------------------- ------------------- ----------------- ------------------- ---------------- ---------------------------
  Russell Corp.        Pitney Bowes         Alabama          B96-37418FS          9/9/96            Leased Equipment
                    Credit Corporation    Secretary of
                                             State
------------------- ------------------- ----------------- ------------------- ---------------- ---------------------------
     Russell         Thompson Tractor       Alabama          B96-47316FS         11/12/96         Specified Equipment
 Corporation - DC       Co., Inc.         Secretary of
      Mont.                                  State
------------------- ------------------- ----------------- ------------------- ---------------- ---------------------------
     Russell         Thompson Tractor       Alabama          B96-50308FS          12/2/96         Specified Equipment
 Corporation - DC       Co., Inc.         Secretary of
      Mont.                                  State
------------------- ------------------- ----------------- ------------------- ---------------- ---------------------------

------------------- ------------------- ----------------- ------------------- ---------------- ---------------------------
      Debtor          Secured Party       Jurisdiction       File Number         File Date             Collateral
------------------- ------------------- ----------------- ------------------- ---------------- ---------------------------
     Russell          SunTrust Bank,        Alabama          B97-24882FS          6/11/97        Fixtures and Equipment
 Corporation and         Atlanta          Secretary of                                           relating to industrial
    Industrial                               State                                                    revenue bond
Development Board
  of the City of
 Ashland, Alabama
------------------- ------------------- ----------------- ------------------- ---------------- ---------------------------
     Russell           Caterpillar          Alabama          B99-09151FS          3/3/99            Leased Equipment
   Corporation          Financial         Secretary of
                         Services            State
                       Corporation
------------------- ------------------- ----------------- ------------------- ---------------- ---------------------------
     Russell          First Alabama         Alabama          B99-12512FS          3/23/99         Fixtures, Rights and
   Corporation      Bank (now Regions     Secretary of                                         Revenues relating to bond
                          Bank)              State
------------------- ------------------- ----------------- ------------------- ---------------- ---------------------------
     Russell           Caterpillar          Alabama         B1999-25870FS         6/17/99           Leased Equipment
   Corporation          Financial         Secretary of
                         Services            State
                       Corporation
------------------- ------------------- ----------------- ------------------- ---------------- ---------------------------
     Russell         Tubular Textile        Alabama         B1999-32512FS         8/4/99          Specified Equipment
   Corporation             LLC            Secretary of
                                             State
------------------- ------------------- ----------------- ------------------- ---------------- ---------------------------
     Russell         Tubular Textile        Alabama         B1999-32513FS         8/4/99          Specified Equipment
   Corporation             LLC            Secretary of
                                             State
------------------- ------------------- ----------------- ------------------- ---------------- ---------------------------
     Russell         EMC Corporation        Alabama         B1999-41255FS         10/4/99         Specified Equipment
   Corporation        Assignee: MLC       Secretary of
                       Group, Inc.           State
                       Assigned to
                     Wachovia Leasing
                       Corporation
------------------- ------------------- ----------------- ------------------- ---------------- ---------------------------
     Russell            IBM Credit          Alabama         B2000-00677FS         1/5/00            Leased Equipment
   Corporation         Corporation        Secretary of
                                             State
------------------- ------------------- ----------------- ------------------- ---------------- ---------------------------
     Russell          Fleet Leasing         Alabama         B2000-03091FS         1/20/00           Leased Equipment
   Corporation         Corporation        Secretary of
                                             State
------------------- ------------------- ----------------- ------------------- ---------------- ---------------------------

------------------- ------------------- ----------------- ------------------- ---------------- ---------------------------
      Debtor          Secured Party       Jurisdiction       File Number         File Date             Collateral
------------------- ------------------- ----------------- ------------------- ---------------- ---------------------------
     Russell         Schlafhorst Inc.       Alabama         B2000-09605FS         3/7/00          Specified Equipment
   Corporation                            Secretary of
                                             State
------------------- ------------------- ----------------- ------------------- ---------------- ---------------------------
     Russell           Pitney Bowes         Alabama         B2000-09862FS         3/8/00            Leased Equipment
   Corporation      Credit Corporation    Secretary of
                                             State
------------------- ------------------- ----------------- ------------------- ---------------- ---------------------------
     Russell            IBM Credit          Alabama         B2000-13880FS         4/6/00            Leased Equipment
   Corporation         Corporation        Secretary of
                                             State
------------------- ------------------- ----------------- ------------------- ---------------- ---------------------------
     Russell          Computer Sales        Alabama         B2000-14937FS         4/13/00           Leased Equipment
   Corporation        International,      Secretary of
                           Inc.              State
------------------- ------------------- ----------------- ------------------- ---------------- ---------------------------
     Russell          Computer Sales        Alabama         B2000-18412FS         5/8/00            Leased Equipment
   Corporation        International,      Secretary of
                           Inc.              State
------------------- ------------------- ----------------- ------------------- ---------------- ---------------------------
     Russell          Computer Sales        Alabama         B2000-26726FS         6/30/00           Leased Equipment
   Corporation        International,      Secretary of
                           Inc.              State
------------------- ------------------- ----------------- ------------------- ---------------- ---------------------------
     Russell          Computer Sales        Alabama         B2000-28545FS         7/17/00           Leased Equipment
   Corporation        International,      Secretary of
                           Inc.              State
------------------- ------------------- ----------------- ------------------- ---------------- ---------------------------
     Russell         Tubular Textile        Alabama         B2000-33671FS         8/21/00         Specified Equipment
   Corporation             LLC            Secretary of
                                             State
------------------- ------------------- ----------------- ------------------- ---------------- ---------------------------
     Russell         Tubular Textile        Alabama         B2000-33672FS         8/21/00         Specified Equipment
   Corporation             LLC            Secretary of
                                             State
------------------- ------------------- ----------------- ------------------- ---------------- ---------------------------
     Russell         Tubular Textile        Alabama         B2000-33673FS         8/21/00         Specified Equipment
   Corporation             LLC            Secretary of
                                             State
------------------- ------------------- ----------------- ------------------- ---------------- ---------------------------
     Russell         Tubular Textile        Alabama         B2000-33674FS         8/21/00         Specified Equipment
   Corporation             LLC            Secretary of
                                             State
------------------- ------------------- ----------------- ------------------- ---------------- ---------------------------

------------------- ------------------- ----------------- ------------------- ---------------- ---------------------------
      Debtor          Secured Party       Jurisdiction       File Number         File Date             Collateral
------------------- ------------------- ----------------- ------------------- ---------------- ---------------------------
     Russell         D & G Dyes, Inc.       Alabama         B2000-33854FS         8/22/00        All inventory sold to
   Corporation                            Secretary of                                          Debtor by Secured Party
                                             State                                                and all proceeds and
                                                                                                    products thereof
------------------- ------------------- ----------------- ------------------- ---------------- ---------------------------
     Russell          Fleet Leasing         Alabama         B2000-41151FS        10/17/00           Leased Equipment
   Corporation         Corporation        Secretary of
                                             State
------------------- ------------------- ----------------- ------------------- ---------------- ---------------------------
     Russell          Fleet Leasing         Alabama         B2000-41152FS        10/17/00           Leased Equipment
   Corporation         Corporation        Secretary of
                                             State
------------------- ------------------- ----------------- ------------------- ---------------- ---------------------------
     Russell          Fleet Leasing         Alabama         B2000-46919FS         12/4/00           Leased Equipment
   Corporation         Corporation        Secretary of
                                             State
------------------- ------------------- ----------------- ------------------- ---------------- ---------------------------
     Russell          Fleet Leasing         Alabama         B2000-46921FS         12/4/00           Leased Equipment
   Corporation         Corporation        Secretary of
                                             State
------------------- ------------------- ----------------- ------------------- ---------------- ---------------------------
     Russell          Fleet Capital         Alabama         B2001-05109FS         2/6/01            Leased Equipment
   Corporation          Leasing -         Secretary of
                    Technology Finance       State
------------------- ------------------- ----------------- ------------------- ---------------- ---------------------------
     Russell          Fleet Capital         Alabama         B2001-05212FS         2/7/01            Leased Equipment
   Corporation          Leasing -         Secretary of
                    Technology Finance       State
------------------- ------------------- ----------------- ------------------- ---------------- ---------------------------
     Russell          Fleet Capital         Alabama         B2001-09815FS         3/13/01           Leased Equipment
   Corporation           Leasing          Secretary of
                    Technology Finance       State
------------------- ------------------- ----------------- ------------------- ---------------- ---------------------------
     Russell         Tubular Textile        Alabama         B2001-29176FS         7/26/01         Specified Equipment
   Corporation             LLC            Secretary of
                                             State
------------------- ------------------- ----------------- ------------------- ---------------- ---------------------------
  Russell Corp.        Caterpillar          Alabama         B2001-29433FS         7/27/01         Specified Equipment
                        Financial         Secretary of
                         Services            State
                       Corporation
------------------- ------------------- ----------------- ------------------- ---------------- ---------------------------
     Russell        Russell Financial       Alabama         B2001-30932FS         8/06/01        Receivables, customer
   Corporation        Services, Inc.      Secretary of                                             agreements, goods,
                                             State                                             security for receivables,
                                                                                                 books and records, and
                                                                                                        proceeds
------------------- ------------------- ----------------- ------------------- ---------------- ---------------------------

------------------- ------------------- ----------------- ------------------- ---------------- ---------------------------
      Debtor          Secured Party       Jurisdiction       File Number         File Date             Collateral
------------------- ------------------- ----------------- ------------------- ---------------- ---------------------------
     Russell         Business Credit        Florida          970000055629         3/10/97         Specified Equipment
   Corporation           Leasing          Secretary of
                                             State
------------------- ------------------- ----------------- ------------------- ---------------- ---------------------------
     Russell        Copy Products Co.       Florida          980000248264         11/6/98         Specified Equipment
   Corporation                            Secretary of
                                             State
------------------- ------------------- ----------------- ------------------- ---------------- ---------------------------
     Russell          SunTrust Bank,        Judge of            175760            4/30/97            Real property,
 Corporation and         Atlanta            Probate,                                            improvements, fixtures,
  The Industrial                        Houston County,                                         equipment and leasehold
Development Board                           Alabama
  of the Town of
Columbia, Alabama
------------------- ------------------- ----------------- ------------------- ---------------- ---------------------------
     Russell         Regions Bank as        Judge of            328642            6/9/98             Buildings and
   Corporation      Trustee, formerly       Probate,       (continuation of      (original       improvements to leased
                    First Alabama Bank     Montgomery       original file     filed 1/31/89,    realty, fixtures, rights
                                        County, Alabama     number 294349)       amendment       under Lease Agreement,
                                                                              filed 4/24/92,        Project Revenues
                                                                                   first
                                                                               continuation
                                                                               filed 9/7/93
------------------- ------------------- ----------------- ------------------- ---------------- ---------------------------
     Russell         Tubular Textile        Judge of            65873             7/26/01         Specified Equipment
   Corporation             LLC           Probate, Pike
                                        County, Alabama
------------------- ------------------- ----------------- ------------------- ---------------- ---------------------------
     Russell          Fleet Capital      Fulton County,     0602001002971         2/13/01         Specified Equipment
   Corporation           Leasing            Georgia
                    Technology Finance
------------------- ------------------- ----------------- ------------------- ---------------- ---------------------------
     Russell          Fleet Capital      Fulton County,     0602001002972         2/13/01         Specified Equipment
   Corporation           Leasing            Georgia
                    Technology Finance
------------------- ------------------- ----------------- ------------------- ---------------- ---------------------------
     Russell          Fleet Capital      Fulton County,     0602001002973         2/13/01         Specified Equipment
   Corporation           Leasing            Georgia
                    Technology Finance
------------------- ------------------- ----------------- ------------------- ---------------- ---------------------------
     Russell          Fleet Leasing      Fulton County,     0602000005134         3/20/00         Specified Equipment
   Corporation         Corporation          Georgia
------------------- ------------------- ----------------- ------------------- ---------------- ---------------------------

------------------- ------------------- ----------------- ------------------- ---------------- ---------------------------
      Debtor          Secured Party       Jurisdiction       File Number         File Date             Collateral
------------------- ------------------- ----------------- ------------------- ---------------- ---------------------------
     Russell          Fleet Leasing      Fulton County,     0602000005074         3/20/00         Specified Equipment
   Corporation         Corporation          Georgia
------------------- ------------------- ----------------- ------------------- ---------------- ---------------------------
     Russell          Fleet Leasing      Fulton County,     0602000001044         1/14/00         Specified Equipment
   Corporation         Corporation          Georgia
------------------- ------------------- ----------------- ------------------- ---------------- ---------------------------
     Russell          Fleet Leasing      Fulton County,     0601999020368        10/20/99         Specified Equipment
   Corporation         Corporation          Georgia
------------------- ------------------- ----------------- ------------------- ---------------- ---------------------------
  Russell Corp.          City of         Fulton County,     GED Book 3161,        8/9/96           State Bridge Road;
                       Alpharetta,          Georgia            Page 270                          property description:
                         Georgia                                                                    12-2970-0856-024
------------------- ------------------- ----------------- ------------------- ---------------- ---------------------------
     Russell           Crown Credit         Muscogee         10695004422         10/19/95         Specified Equipment
   Corporation           Company        County, Georgia
------------------- ------------------- ----------------- ------------------- ---------------- ---------------------------
     Russell           Crown Credit         Muscogee         10695004423         10/19/95         Specified Equipment
   Corporation           Company        County, Georgia
------------------- ------------------- ----------------- ------------------- ---------------- ---------------------------
  Russell Corp.        Caterpillar       Barrow County,    007-2001-008219        7/27/01           Leased Equipment
                        Financial           Georgia
                         Services
                       Corporation
------------------- ------------------- ----------------- ------------------- ---------------- ---------------------------
     Russell        Russell Financial     Cobb County,       033200109714         8/6/01         Receivables, customer
   Corporation        Services, Inc.        Georgia                                                agreements, goods,
                                                                                               security for receivables,
                                                                                                 books and records, and
                                                                                                        proceeds
------------------- ------------------- ----------------- ------------------- ---------------- ---------------------------
     Russell           Development          Muscogee        106-95-005244        12/22/95          Documents, Goods,
   Corporation         Authority of     County, Georgia                                           Fixtures, Minerals,
                    Columbus, Georgia                                                                   Proceeds

                        (Assignee:                                                               Continued on 12/15/00
                      Synovus Trust                                                                with continuation
                         Company)                                                                    #106-00-003549
------------------- ------------------- ----------------- ------------------- ---------------- ---------------------------
     Russell            Macpherson          Muscogee        106-96-001012         3/8/96            This filing was
   Corporation      Meistergram, Inc.   County, Georgia                                          terminated on 4/24/96
                                                                                                   with filing number
                                                                                                     106-96-001656
------------------- ------------------- ----------------- ------------------- ---------------- ---------------------------

------------------- ------------------- ----------------- ------------------- ---------------- ---------------------------
      Debtor          Secured Party       Jurisdiction       File Number         File Date             Collateral
------------------- ------------------- ----------------- ------------------- ---------------- ---------------------------
   The Russell        First American       Tennessee          961549999          11/27/96         Specified Equipment
   Corporation        National Bank       Secretary of
                                             State
------------------- ------------------- ----------------- ------------------- ---------------- ---------------------------
     Russell          First American       Tennessee          982009178           1/29/98         Specified Equipment
Corporation d/b/a     National Bank       Secretary of
   Hubert Hodge                              State
   Printing Co.
------------------- ------------------- ----------------- ------------------- ---------------- ---------------------------
   The Russell      Imation Financing      Tennessee          972064841           8/19/97           Leased Equipment
   Corporation           Services         Secretary of
                                             State
------------------- ------------------- ----------------- ------------------- ---------------- ---------------------------
     Russell          Fleet Capital          Kansas            4572020            3/28/01           Leased Equipment
   Corporation           Leasing          Secretary of
                    Technology Finance       State
------------------- ------------------- ----------------- ------------------- ---------------- ---------------------------

         2. Debt under the Notes issued by the Company (the "1992 Notes"), pursuant to, and as defined in, the Note Agreements each dated as of December 1, 1992 (the "1992 Note Agreements"), in the original aggregate principal amount of $75,000,000 due August 31, 2002, the holders of which are Teachers Insurance and Annuity Association of America, AllState Life Insurance Company, Connecticut General Life Insurance Company, and Prudential Insurance Company of America ("Prudential").

         3.       Debt under the Financing Documents.

         4. Debt under any agreements ("Cash Management Agreements") between the Company or a Subsidiary, on the one hand, and any Cash Management Services Provider (as defined in the Guarantee and Collateral Agreement), on the other hand, pursuant to which such Cash Management Services Provider provides Cash Management Services (as defined in the Guarantee and Collateral Agreement).

         5. Debt under the foreign exchange forward rate agreements provided to the Company by JPMorgan Chase Bank (formerly The Chase Manhattan Bank) pursuant to the ISDA Master Agreement and Schedules dated as of July 24, 2001 (the "Chase Swaps").

         6. Debt under the Guarantee Agreement, dated as of August 4, 2000, by the Company to SunTrust Bank ("SunTrust") of loans by SunTrust to Elasticos Centroamericanos Textiles, S.A. de C.V. (the "Elcatex Guarantee").

         7. Debt of Russell Europe Limited in an amount of up to(pound)15.0 million owing to the Bank of Scotland, and the guaranty of such Debt by Russell Corporation.

         8.       Debt under the Intercompany Receivables Agreements.

         9. Debt under Letters of credit issued from time to time by First Union National Bank for the account of one or more of the Company and its Subsidiaries and for the benefit of a supplier of the Company or a Subsidiary (the "First Union Letters of Credit").

         10. Intercompany Debt owing by RUServicios, Sociedad Anonima to the Company, as evidenced by a promissory note in the principal amount of US$5,000,000.

         11. Letters of Credit issued prior to the date hereof by SunTrust for the account of one or more of the Company and its Subsidiaries and for the benefit of a supplier of the Company or a Subsidiary (the "SunTrust Letters of Credit").

         12. Amended and Restated Term Loan/Bankers' Acceptance Agreement dated as of January 31, 2002, between the Company and SunTrust (the "SunTrust Loan Agreement").

         13. ISDA Master Agreement and Schedule dated as of June 19, 1995 (the "SunTrust/Russell Swap Agreement"), between Trust Company Bank (now SunTrust) and the Company.

         14. Guarantee of obligations of the Company pursuant to the Guarantee and Collateral Agreement.

         15. Debt under the Amended and Restated Credit Agreement dated as of January 31, 2002 among the Company, Russell Europe Limited, the Banks listed therein and Wachovia Bank, N.A. as Administrative Agent ("the Wachovia Credit Agreement").

         16. Liens created in favor of Wachovia Bank, N.A., as Collateral Agent, pursuant to the Guarantee and Collateral Agreement and various mortgages executed in connection therewith, and the Debt secured thereby.

                                                                  SCHEDULE 5.18
                                                             to Amendment No. 9


                             RESTRICTIVE AGREEMENTS


1.       The Financing Documents

2.       The 1992 Note Agreements

3.       The Wachovia Credit Agreement

4.       The Elcatex Guarantee

5.       The Receivables Purchase Documents

6.       The SunTrust Loan Agreement

7. The Guarantee and Collateral Agreement, together with the mortgages and other agreements and documents relating thereto

8.       Operating Agreement of Frontier Yarns LLC

9. Shareholders' Agreement dated September 30, 1999 Between Russell do Brasil Ltda. and Companhia de Tecidos Norte de Minas - Coteminas

10. Marmot Mountain Ltd. Second Amended and Restated Stockholder Agreement dated August 28, 2001

11. The agreements evidencing the Permitted Sale Leasebacks may limit the ability of the Company to transfer or place liens upon the property subject thereto

                                                                    Exhibit A-1


                           [Form of 1995 Senior Note]

                              RUSSELL CORPORATION

                                  Senior Note
                             Due November 30, 2008


No. R-_____                                                              [DATE]

$__________                                                        PPN:________

         RUSSELL CORPORATION, an Alabama corporation (the "Company"), for value received, hereby promises to pay to [_____________________] or registered assigns on the thirtieth day of November, 2008 the principal amount of [_____________________] DOLLARS ($[______]) and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the principal amount from time to time remaining unpaid hereon at the Applicable Rate (as defined in the Note Agreement (defined below)), payable semiannually on May 31st and November 30th in each year and at maturity (with the first such payment to be made on May 31, 1996). The Company agrees to pay interest on overdue principal (including any overdue required or optional prepayment of principal) and premium, if any, and (to the extent legally enforceable) on any overdue installment of interest, at the Overdue Rate after the due date, whether by acceleration or otherwise, until paid. "Overdue Rate" shall mean the lesser of
(a) the maximum rate permitted by applicable law and (b) the greater of (i) 2% per annum plus the Applicable Rate or (ii) 2% per annum plus the rate which Morgan Guaranty Trust Company of New York, New York, NY announces from time to time as its prime lending rate, in each case as in effect from time to time.

         Both the principal hereof and interest hereon are payable at the home office of the registered holder of this Note in coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts. If any amount of principal, premium, if any, or interest on or in respect of this Note becomes due and payable on any date which is not a Business Day, such amount shall be payable on the next succeeding Business Day and the period of extension shall be included in the computation of interest payable on such Business Day. "Business Day" means any day other than a Saturday, Sunday or other day on which banks in Birmingham, Alabama or New York, New York are required by law to close.


                                 Exhibit A-1-1

         This Note is one of the Senior Notes due November 30, 2008 (the "Notes") of the Company in the aggregate principal amount of $100,000,000 issued under and pursuant to the terms and provisions of the Note Agreement, dated as of December 7, 1995, as amended (the "Note Agreement"), entered into by the Company with the original Purchaser therein referred to and this Note and the holder hereof are entitled equally and ratably with the holders of all other Notes outstanding under the Note Agreement to all the benefits provided for thereby or referred to therein. Reference is hereby made to the Note Agreement for a statement of such rights and benefits.

This Note and the other Notes outstanding under the Note Agreement may be declared due prior to their expressed maturity dates and certain prepayments are required to be made thereon, all in the events, on the terms and in the manner and amounts as provided in the Note Agreement.

         The Notes are not subject to prepayment or redemption at the option of the Company prior to their expressed maturity dates except on the terms and conditions and in the amounts and with the premium, if any, set forth in the Note Agreement.

         This Note is registered on the books of the Company and is transferable only by surrender thereof at the principal office of the Company duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of this Note or its attorney duly authorized in writing. Payment of or on account of principal, premium, if any, and interest on this Note shall be made only to or upon the order in writing of the registered holder.

         THIS NOTE AND SAID NOTE AGREEMENT ARE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW JERSEY.


                                    RUSSELL CORPORATION


                                    By:
                                       ----------------------------------------
                                    Its:
                                        ---------------------------------------


         THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE LAWS OF ANY STATE AND MAY BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF ONLY IF REGISTERED OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AVAILABLE UNDER SUCH ACT AND APPLICABLE STATE LAW.


                                 Exhibit A-1-2

                                                                    EXHIBIT A-2


                           [Form of 1997 Senior Note]


                              RUSSELL CORPORATION

                                  SENIOR NOTE
                              DUE AUGUST 28, 2007

No. R-____                                                               [DATE]

$[______]                                                         PPN: [______]

         RUSSELL CORPORATION, an Alabama corporation (the "COMPANY"), for value received, hereby promises to pay to [_______________________] or registered assigns on the twenty-eighth day of August, 2007 the principal amount of [_______________________] DOLLARS ($[________]) and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the principal amount from time to time remaining unpaid hereon at the Applicable Rate (as defined in the Note Agreement (defined below)), payable quarterly on November 28, February 28, May 28, and August 28 in each year and at maturity (with the first such payment to be made on November 28, 1997). The Company agrees to pay interest on overdue principal (including any overdue required or optional prepayment of principal) and premium, if any, and (to the extent legally enforceable) on any overdue installment of interest, at the Overdue Rate after the due date, whether by acceleration or otherwise, until paid. "Overdue Rate" shall mean the lesser of (a) the maximum rate permitted by applicable law and (b) the greater of (i) 2% per annum plus the Applicable Rate or (ii) 2% per annum plus the rate which Morgan Guaranty Trust Company of New York, New York, NY announces from time to time as its prime lending rate, in each case as in effect from time to time.

         Both the principal hereof and interest hereon are payable at the home office of the registered holder of this Note in coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts. If any amount of principal, premium, if any, or interest on or in respect of this Note becomes due and payable on any date which is not a Business Day, such amount shall be payable on the next succeeding Business Day and the period of extension shall be included in the computation of interest payable on such Business Day. "Business Day" means any day other than a Saturday, Sunday or other day on which banks in Birmingham, Alabama or New York, New York are required by law to close.


                                 Exhibit A-1-1

         This Note is one of the Senior Notes Due August 28, 2007 (the "NOTES") of the Company in the aggregate principal amount of $125,000,000 issued under and pursuant to the terms and provisions of the Note Agreement, dated as of August 28, 1997, as amended (the "NOTE AGREEMENT"), entered into by the Company with the original Purchaser therein referred to and this Note and the holder hereof are entitled equally and ratably with the holders of all other Notes outstanding under the Note Agreement to all the benefits provided for thereby or referred to therein. Reference is hereby made to the Note Agreement for a statement of such rights and benefits.

         This Note and the other Notes outstanding under the Note Agreement may be declared due prior to their expressed maturity dates and certain prepayments are required to be made thereon, all in the events, on the terms and in the manner and amounts as provided in the Note Agreement.

         The Notes are not subject to prepayment or redemption at the option of the Company prior to their expressed maturity dates except on the terms and conditions and in the amounts and with the premium, if any, set forth in the Note Agreement.

         This Note is registered on the books of the Company and is transferable only by surrender thereof at the principal office of the Company duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of this Note or its attorney duly authorized in writing. Payment of or on account of principal, premium, if any, and interest on this Note shall be made only to or upon the order in writing of the registered holder.

         THIS NOTE AND SAID NOTE AGREEMENT ARE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW JERSEY.


                                    RUSSELL CORPORATION


                                    BY:
                                       ----------------------------------------
                                          TITLE:


         THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE LAWS OF ANY STATE AND MAY BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF ONLY IF REGISTERED OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AVAILABLE UNDER SUCH ACT AND APPLICABLE STATE LAW.


                                 Exhibit A-1-2

                                  Exhibit 5.2

                             [Collateral Documents]


                                 Exhibit 5.3-1

                                  Exhibit 5.7

                              [Wachovia Amendment]


                                 Exhibit 5.8-1

                                  Exhibit 5.8

                              [SunTrust Amendment]


                                Exhibit 5.10-1